EXECUTION VERSION

Published Deal CUSIP Number: 31620KAK6
Term Loan CUSIP Number: 31620KAJ9
TERM LOAN CREDIT AGREEMENT
Dated as of April 22, 2020

among

FIDELITY NATIONAL FINANCIAL, INC.,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

U.S. BANK NATIONAL ASSOCIATION,
CITIBANK, N.A.,
CITIZENS BANK, N.A.,
REGIONS BANK,
MUFG UNION BANK, N.A.,
as
Co-Documentation Agents

and

The Other Lenders Party Hereto

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
as
Joint Lead Arrangers,

and
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
as
Joint Bookrunners

TABLE OF CONTENTS
Section            Page
Article I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01. Defined Terms          1
Section 1.02. Other Interpretive Provisions       29
Section 1.03. Accounting Terms         30
Section 1.04. Rounding          30
Section 1.05. Times of Day         31
Section 1.06. Timing of Payment of Performance      31
Section 1.07. Certain Calculations and Tests       31
Section 1.08. Interest Rates         31

Article II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01. Loans          31
Section 2.02. Borrowing, Conversions and Continuations of Loans    31
Section 2.03. [Reserved.]         33
Section 2.04. Prepayments         33
Section 2.05. Termination or Reduction of Commitments     34
Section 2.06. Repayment of Loans        34
Section 2.07. Interest          34
Section 2.08. Fees          35
Section 2.09. Computation of Interest and Fees       35
Section 2.10. Evidence of Debt         36
Section 2.11. Payments Generally; Administrative Agent’s Clawback    36
Section 2.12. Sharing of Payments by Lenders       38
Section 2.13. [Reserved.]         38
Section 2.14. Defaulting Lenders        39

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01. Taxes          40
Section 3.02. Illegality          45
Section 3.03. Inability to Determine Rates       45
Section 3.04. Increased Costs; Reserves on Eurodollar Rate Loans    47
Section 3.05. Compensation for Losses        49
Section 3.06. Mitigation Obligations; Replacement of Lenders     49
Section 3.07. Survival          50

Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01. Conditions to Effective Date       50
Section 4.02. Conditions to Funding Date       51
Section 4.03. Availability         52

i

Article V
REPRESENTATIONS AND WARRANTIES

Section 5.01. Existence, Qualification and Power; Compliance with Laws   53
Section 5.02. Authorization; No Contravention       53
Section 5.03. Governmental Authorization; Other Consents     53
Section 5.04. Binding Effect         53
Section 5.05. Financial Statements; No Material Adverse Effect     54
Section 5.06. Litigation          54
Section 5.07. No Default         54
Section 5.08. Ownership of Property; Liens       54
Section 5.09. Environmental Compliance       55
Section 5.10. [Reserved]         55
Section 5.11. Taxes          55
Section 5.12. ERISA Compliance        55
Section 5.13. Intellectual Property, Licenses, Etc      55
Section 5.14. Subsidiaries         56
Section 5.15. Margin Regulations; Investment Company Act     56
Section 5.16. Disclosure         56
Section 5.17. Compliance with Laws        56
Section 5.18. Solvent          57
Section 5.19. Licenses          57
Section 5.20. Employee Matters        57
Section 5.21. Insurance Subsidiaries        57
Section 5.22. Taxpayer Identification Number       57
Section 5.23. [Reserved]         57
Section 5.24. Economic Sanctions, Anti-Money Laundering and Anti-Corruption   57

Article VI
AFFIRMATIVE COVENANTS
Section 6.01. Financial Statements        58
Section 6.02. Certificates; Other Information       59
Section 6.03. Notices          61
Section 6.04. Preservation of Existence, Etc       62
Section 6.05. Maintenance of Properties        62
Section 6.06. Maintenance of Insurance        62
Section 6.07. Compliance with Laws        62
Section 6.08. Books and Records        63
Section 6.09. Inspection Rights         63
Section 6.10. Use of Proceeds         63
Section 6.11. Payment of Taxes         63
Section 6.12. Designation of Strategic Investment Subsidiaries     63

Article VII
NEGATIVE COVENANTS
Section 7.01. Liens          63
Section 7.02. Consolidations and Mergers; Sales of Assets     65
Section 7.03. Investments         66
Section 7.04. Limitation on Indebtedness       67
Section 7.05. Transactions with Affiliates       68

Section 7.06. Restricted Payments        68
Section 7.07. Change in Business        69
Section 7.08. Accounting Changes        69
Section 7.09. Financial Covenants        69
Section 7.10. Restrictive Agreements, Etc       70
Section 7.11. Certain Amendments        70

Article VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default         70
Section 8.02. Remedies Upon Event of Default       73
Section 8.03. Application of Funds        73

Article IX
ADMINISTRATIVE AGENT

Section 9.01. Appointment and Authority       74
Section 9.02. Rights as a Lender        74
Section 9.03. Exculpatory Provisions        74
Section 9.04. Reliance by Administrative Agent       75
Section 9.05. Delegation of Duties        75
Section 9.06. Resignation of Administrative Agent      75
Section 9.07. Non-Reliance on Administrative Agent, the Arrangers and Other Lenders  76
Section 9.08. No Other Duties, Etc        77
Section 9.09. Administrative Agent May File Proofs of Claim     77
Section 9.10. Certain ERISA Matters        78

Article X
MISCELLANEOUS
Section 10.01. Amendments, Etc        79
Section 10.02. Notices; Effectiveness; Electronic Communication    80
Section 10.03. No Waiver; Cumulative Remedies; Enforcement     82
Section 10.04. Expenses; Indemnity; Damage Waiver      83
Section 10.05. Payments Set Aside        84
Section 10.06. Successors and Assigns        85
Section 10.07. Treatment of Certain Information; Confidentiality    88
Section 10.08. Right of Setoff         89
Section 10.09. Interest Rate Limitation        90
Section 10.10. Counterparts; Integration; Effectiveness      90
Section 10.11. Survival of Representations and Warranties     90
Section 10.12. Severability         90
Section 10.13. Replacement of Lenders        91
Section 10.14. Governing Law; Jurisdiction; Etc       91
Section 10.15. Waiver of Jury Trial        92
Section 10.16. No Advisory or Fiduciary Responsibility      93
Section 10.17. Electronic Execution of Assignments and Certain Other Documents  93
Section 10.18. USA PATRIOT Act        93
Section 10.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 94
Section 10.20. Electronic Signatures        94
Section 10.21. ENTIRE AGREEMENT        95

SIGNATURES           S-1

SCHEDULES
2.01 Commitments and Applicable Percentages
5.05 Supplement to Interim Financial Statements
5.06 Existing Litigation
5.12 ERISA Matters
5.14 Subsidiaries
7.01 Existing Liens
7.02 Consolidations and Mergers; Sales of Assets
7.04 Existing Indebtedness
7.05 Affiliate Transactions

EXHIBITS
Form of
A Loan Notice
B [Reserved]
C Note
D [Reserved]
E Compliance Certificate
F-1 Assignment and Assumption
F-2 Administrative Questionnaire
G-1 Form of U.S. Tax Compliance Certificate
G-2 Form of U.S. Tax Compliance Certificate
G-3 Form of U.S. Tax Compliance Certificate
G-4 Form of U.S. Tax Compliance Certificate
        H Form of Solvency Certificate

v

TERM LOAN CREDIT AGREEMENT
This TERM LOAN CREDIT AGREEMENT (“Agreement”) is entered into as of April 22, 2020 (the “Effective Date”), among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
WHEREAS, the Borrower intends to acquire (the “FGL Acquisition”), indirectly, FGL Holdings, a Cayman Islands exempted company (the “Acquired Company”), in accordance with the terms of the Agreement and Plan of Merger, dated as of February 7, 2020, by and among the Borrower, F I Corp., a Cayman Islands exempted company and wholly owned subsidiary of the Borrower (“Merger Sub I”), F II Corp., a Cayman Islands exempted company and wholly owned subsidiary of the Borrower (“Merger Sub II”), and the Acquired Company (including all annexes, letters, schedules and exhibits thereto, the “Acquisition Agreement”);
WHEREAS, the Borrower has requested that the Lenders extend credit in the form of term loans in an aggregate principal amount of $1,000,000,000 on the Funding Date in connection with the FGL Acquisition;
WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

        Section 1.01.  Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquired Company” has the meaning specified in the introductory statements to this Agreement.
“Acquired Company Material Adverse Effect” has the meaning assigned to the term “Company Material Adverse Effect” in the Acquisition Agreement.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person or (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary. For the avoidance of doubt, “Acquisition” shall not include any transaction or series of related transactions between or among solely Persons that, before giving effect thereto, are the Borrower and/or one or more of its Subsidiaries.
“Acquisition Agreement Representations” means the representations relating to the Acquired Company and its Subsidiaries and its businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or any of its Subsidiaries has the right to terminate its obligations under the Acquisition Agreement, or to decline to consummate the FGL Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representations in the Acquisition Agreement.
“Acquisition Closing Date” means the date on which the FGL Acquisition is consummated.

“Acquisition Transactions” means, collectively, the FGL Acquisition, the payment of any related costs and expenses and the other transactions relating thereto disclosed by the Borrower to the Bookrunners prior to the Effective Date.
“Act” has the meaning specified in Section 10.18.
“Adjustment” has the meaning specified in Section 3.03(c).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% of the Voting Stock of such Person.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Loans” means the Loans of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Annual Statement” means the annual financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 2019 Annual Statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2019 Annual Statement of the insurance company.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (x) prior to the making of the Loan on the Funding Date, the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment from time to time in accordance with this Agreement; provided that, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the

Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (y) from and after the making of the Loan on the Funding Date, the Aggregate Loans represented by such Lender’s Loans at such time, subject to adjustment from time to time in accordance with this Agreement. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Applicable Rate for Eurodollar Loans	Applicable Rate for Base Rate Loans
I	BBB/Baa2 or higher	2.00%	1.00%
II	BBB-/Baa3	2.50%	1.50%
III	lower than BBB-/Baa3	3.00%	2.00%
Initially the Applicable Rate shall be determined based upon Pricing Level I. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the date of the next such change.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, BAS, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, each in its capacity as a joint lead arranger.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“BAS” means BofA Securities, Inc. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided, that if Base Rate shall be less than 1.75%, such rate shall be deemed 1.75% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code and (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BKFS” means Black Knight Financial Services, LLC, a Delaware limited liability company.
“BKFS Spin-Off” means a series of separation transactions effected by the Borrower that will result in the contribution of the Class B common stock of BKFS beneficially owned by the Borrower and all of the Class A units of BKFS beneficially owned by the Borrower, to New BKH Corp. (“New BKH”) and the distribution of all of the shares of New BKH pro rata to the holders of the Borrower's common stock.
“Bookrunners” means, collectively, BAS and JPMorgan Chase Bank, N.A., each in its capacity as a joint bookrunner.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital Expenditures” means, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment, and including capitalized software expenditures, reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.
“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that has or would have been (i) prior to January 1, 2019, recorded as a capital lease on the balance sheet of the lessee in accordance with GAAP or (ii) on or after January 1, 2019, recorded as a financing lease on the balance sheet of the lessee in accordance with GAAP; provided that, with respect to this clause (ii), such financing lease shall only be a “Capital Lease” to the extent such financing lease would have been recorded prior to January 1, 2019 as a capitalized lease on a balance sheet of the lessee in accordance with GAAP as in effect on December 31, 2015.
“Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement constituting a Capital Lease and, for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.
“Capital Stock” means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any warrants or options to purchase or otherwise acquire any such equity interests.
“Cash Equivalents” means:
(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;
(b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities or interest reset period of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 (or long-term ratings of at least A3 or A-) from either Rating Agency, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s;
(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing not more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Rating Agency and commercial paper maturing not more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency;
(e) domestic and Eurodollar certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the FDIC for the full amount thereof;
(f) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (a), (b) or (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; and
(g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types without regard to maturity of securities described in clauses (a) through (f) above.
“Change in Law” means, with respect to any Lender, the occurrence, after the later of the date of this Agreement and the date such Lender became a Lender, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means, and shall be deemed to have occurred if: (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; or (b) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), other than Mr. William P. Foley II or Persons Controlled by him, shall at any time have acquired direct or indirect beneficial ownership of a percentage equal to or more than 50% of the outstanding Voting Stock of the Borrower.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01 on the Funding Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or, with respect to permitted assignments prior to the Funding Date, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Letter” means the Commitment Letter, dated April 9, 2020, between the Borrower, the Administrative Agent and the Bookrunners.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means (without duplication), as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the “primary obligations”) of another Person (the “primary obligor”) in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, including indebtedness under any letter of credit issued to provide credit support on behalf of the primary obligor to the holder of the primary obligations. The amount of any Contingent Obligation shall be deemed equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or (y) the amount of the guaranty if limited in amount or, if not stated or if indeterminable or unlimited in amount, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. If the Contingent Obligation is limited to recourse against particular assets, the amount of the Contingent Obligation shall be deemed to be the lesser of the above and the fair market value of the applicable assets. Notwithstanding the foregoing, the term “Contingent Obligation” shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, and (b) obligations of any Insurance Subsidiary under Insurance Contracts, Reinsurance Agreements and Retrocession Agreements (but not including any of the foregoing that constitutes financial reinsurance).
“Continuing Director” means, at any date, an individual (a) who is a member of the Board of Directors of the Borrower on the Effective Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Effective Date, has been a member of the Board of Directors at least since the Effective Date), or (c) who has been nominated or approved to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“Convertible Indebtedness” means unsecured convertible Indebtedness of the Borrower, including such Indebtedness that is convertible (whether after the satisfaction of any one or more conditions or otherwise) into any combination of shares of Capital Stock and/or cash.
“Credit Extension” means a Borrowing.
“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt (or, in the absence of such a debt rating, a comparable corporate credit or issuer rating of the Borrower as reasonably determined by the Administrative Agent); provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level III being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; and (c) if the Borrower has no Debt Rating from S&P and no Debt Rating from Moody’s, the Applicable Rate and the Ticking Fee Rate shall each be deemed to be Pricing Level III.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements pursuant to which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination
“Department” means the applicable Governmental Authority of the state of domicile of an insurance company responsible for the regulation of said insurance company.
“Designated Subsidiaries” means Fidelity Asset Management, Inc., a California corporation, Fortuna Service Company, LLC, a California limited liability company, and their respective Subsidiaries.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which all of the conditions specified in Section 4.01 shall first be satisfied (or waived).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Bonds” means (a) debt instruments issued by agencies or instrumentalities of the United States government other than the Department of the Treasury and (b) corporate and municipal debt instruments and corporate preferred stock which are (i) rated at least AAA by S&P and Aaa by Moody’s, (ii) regularly traded on a Public Market, and (iii) not subject to any unduly burdensome federal or state securities laws or other laws which restrict or limit their sale or transfer in any material respect.
“Eligible Government Securities” means obligations which are (a) issued or guaranteed by the United States government (including the Department of the Treasury), (b) regularly traded on a Public Market, and (c) not subject to any unduly burdensome federal or state securities laws or other laws which restrict or limit their sale or transfer in any material respect.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises,

licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, human health and safety but only as it relates to exposure to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) or 4068 or ERISA with respect to a Pension Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and reasonably acceptable to the Borrower; provided, further that if the Eurodollar Rate shall be less than 0.75%, such rate shall be deemed 0.75% for purposes of this Agreement.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Equity Offerings” means (i) issuances pursuant to employee and director compensation plans, employee benefit plans, employee based incentive plans or arrangements, employee stock purchase plans, dividend reinvestment plans and retirement plans or issued as compensation to officers and/or directors or upon conversion or exercise or vesting of outstanding options, restricted stock, warrants or other equity awards or pursuant to dividend re-investment programs, (ii) issuances to or by a Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower (including, in each case, in connection with existing joint venture arrangements), (iii) issuances of directors’ qualifying shares and/or other nominal amounts required to be held by persons other than the Borrower or its Subsidiaries under applicable law and (iv) any Equity Interests issued as consideration for the FGL Acquisition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Sections 3.06 and 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of April 27, 2017, among the Borrower, as borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and swing line lender.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code, any intergovernmental agreements implementing any of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any of the foregoing.
“FCPA” has the meaning specified in Section 5.24(c).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the Fee Letter, dated April 9, 2020, between the Borrower, the Administrative Agent and the Bookrunners.
“FGL Notes” means those certain 5.50% Senior Notes due 2025 of Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Acquired Company (“FGLH”), in the original aggregate principal amount of $550,000,000, issued pursuant to an Indenture, dated as of April 20, 2018, among FGLH, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
“Fidelity Newport” means Fidelity Newport Holdings, LLC, a Delaware corporation, which owns 100% of the Equity Interests of American Blue Ribbon Holdings, LLC, a Delaware limited liability company.
“FNFV” means the entity to be formed by the Borrower that will hold the assets and liabilities attributable to the FNFV Group (as defined in the certificate of incorporation of the Borrower).
“FNFV Split-Off” means the redemption by the Borrower of all of the outstanding shares of FNFV Common Stock (as defined in the certificate of incorporation of the Borrower) for outstanding shares of common stock of FNFV on a pro rata basis.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Date” means the date on which all conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01, which date shall be on or prior to the Outside Termination Date.
“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or incurred in connection with bankers’ acceptances, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments;
(c) net obligations of such Person under any Swap Contract;
(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) trade accounts payable and accrued expenses, including reinsurance payables, in the ordinary course of business and (iii) accrued pension costs, employee benefits and post-retirement healthcare obligations);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) the principal amount of Capitalized Lease Liabilities and purchase money indebtedness;
(g) Synthetic Lease Obligations;
(h) obligations in respect of Redeemable Stock of such Person;
(i) Receivables Facility Attributed Indebtedness; and
(j) all Contingent Obligations of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership, joint venture or limited liability company in which such Person is a general partner, a joint venturer or a member and for which such Person has liability. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of “Contingent Obligations”. If any Indebtedness is limited to recourse against particular assets, the amount of the Indebtedness shall be deemed to be the lesser of the fair market value of the applicable assets and the corresponding Indebtedness. “Indebtedness” shall not include (i) obligations of any Insurance Subsidiary under or pursuant to Insurance Contracts, Reinsurance Agreement and Retrocession Agreements or (ii) earnout obligations in connection with any Permitted Acquisition.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Insurance Code” means, with respect to any insurance company, the insurance code of its state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.
“Insurance Contract” means any insurance contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.
“Insurance Subsidiary” means each Subsidiary of the Borrower identified as an Insurance Subsidiary (including Subsidiaries of such Subsidiary) on Schedule 5.14 and each other Subsidiary (including Subsidiaries of such Subsidiary) from time to time in the insurance business as certified by the Borrower in writing to the Administrative Agent.

“Interest Expense” means, for any period, the amount of interest expense of the Borrower (excluding any of its Subsidiaries) during such period determined in accordance with GAAP.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii) no Interest Period shall extend beyond the Maturity Date.
“Interim Statements” means the quarterly financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such interim statements are based on the formats promulgated by the NAIC for 2019 interim statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such terms or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2019 interim statement of the insurance company.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“Legal Requirements” means all applicable Laws made by any Governmental Authority (including any Department) having jurisdiction over the Borrower or a Subsidiary of the Borrower.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, as determined by the Administrative Agent and the Borrower (in each case acting reasonably), to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent and the Borrower determine is reasonably necessary in connection with the administration of this Agreement).
“License” means any license, certificate of authority, permit, franchise or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.
“Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, but excluding any interests of a lessor under any operating leases), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.
“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, each Note, the Fee Letter and all other documents executed and delivered by the Borrower to the Administrative Agent or any Lender in connection herewith and designated therein by the Borrower and the Administrative Agent as a “Loan Document”.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent and reasonably acceptable to the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.
“Material Asset Sale” means any disposition by the Borrower or any Subsidiary of any property or assets, in each case outside the ordinary course of business (as reasonably determined by the Borrower), other than (i) the unwinding of hedge agreements, (ii) factoring arrangement, receivables purchase facility and/or any similar arrangements and Permitted Accounts Securitization, (iii) dispositions of receivables in connection with compromise, settlement or collection thereof, (iv) any leasing transactions, (v) sale-leaseback transactions in the ordinary course of business, (vi) sales or other dispositions of assets or property between or among the Borrower and its Subsidiaries, (vii) sales or other dispositions of obsolete or work-out property and property no longer used or useful in the business and (viii) the sale or other disposition of cash and cash equivalents or debt investments and instruments in the ordinary course of business.
“Material Indebtedness” means any Indebtedness of the type described in clause (a) of the definition thereof incurred by the Borrower or any Subsidiary, other than (i) intercompany Indebtedness between or among the Borrower and/or any Subsidiary, (ii) ordinary-course purchase money Indebtedness, facility and equipment financings, and Indebtedness issued in connection with tenant leases (including sale-leasebacks), Capital Leases and similar obligations, (iii) borrowings under the Borrower’s or any of its Subsidiaries’ existing credit facilities (including the Existing Credit Agreement) and any refinancing thereof (but not to exceed the principal or face amount thereof (together with accrued interest, fees and premiums (if any) thereon and fees and expenses associated with such refinancing)), (iv) hedging and cash management arrangements, (v) ordinary course working capital facilities, letter of credit, factoring, surety bonds, local lines of credit and/or overdraft facilities and (vi) issuances of commercial paper and refinancings thereof (but not to exceed the principal or face amount thereof (together with accrued interest, fees and premiums (if any) thereon and fees and expenses associated with such refinancing)).
“Material Insurance Subsidiary” means a Material Subsidiary that is also an Insurance Subsidiary.

“Material Subsidiary” means, at any time, (a) each Subsidiary of the Borrower identified as a Material Subsidiary on Schedule 5.14 and (b) each other Subsidiary having (on a consolidated basis with its Subsidiaries) at such time either (i) total (gross) revenues for the Test Period in excess of 5% of the total (gross) revenues of the Borrower and its Subsidiaries for such Test Period or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 5% of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.
“Maturity Date” means April 21, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
“Net Disposition Proceeds” means, as to any disposition by a Person, proceeds in cash as and when received by such Person, net of (a) the direct costs and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) relating to such disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but including the excess, if any, of the estimated taxes payable in connection with such disposition over the actual amount of taxes paid, immediately after the payment of such taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such disposition, (d) in the case of a disposition of a Person, payments required to be made to holders of minority interest in such Person as a result of such disposition and (e)  the amount of any reasonable reserve established in accordance with GAAP (i) in respect of adjustments in the sale price of the asset which is the subject of such disposition and (ii) against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Subsidiaries (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

“Net Cash Proceeds” means, with respect to (x) the sale of any capital stock or other Equity Interest by the Borrower or any Subsidiary or (y) the incurrence of any Indebtedness, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale or incurrence, as applicable, over (ii) the taxes, investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket fees and expenses and other customary expenses, incurred in connection with such sale or incurrence.
“Net Income” means, for any period, (a) for the Borrower’s Subsidiaries which are non-Insurance Subsidiaries, the net income of such non-Insurance Subsidiaries from continuing operations before extraordinary items (excluding from the calculation of net income gains and losses from dispositions of assets) for that period and (b) for purposes of Section 7.09(a), the net income of the Borrower and its Subsidiaries from continuing operations before extraordinary items (excluding from the calculation of net income (x) gains and losses from dispositions of assets and (y) any net income attributable to any noncontrolling interest for that period.
“Net Worth” means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Borrower’s total equity (excluding, for purposes of Section 7.09(a) only, the Net Worth attributable to any noncontrolling interest) as required to be reported in the Borrower’s then most recent consolidated balance sheet required to be delivered to the Administrative Agent pursuant to this Agreement.
“Net Worth Adjustment” has the meaning specified in Section 7.09(a).
“Net Worth Level” has the meaning specified in Section 7.09(a).
“Net Worth Test Date” has the meaning specified in Section 7.09(a).
“Non-Consenting Lender” means any Lender (i) that does not approve any consent, waiver or amendment that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (B) has been approved by the Required Lenders or (ii) that prohibits an Acquisition by the Borrower or a Subsidiary by the exercise of clause (c) of the definition of “Permitted Acquisition”, which Acquisition would otherwise be a Permitted Acquisition.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Recourse Debt” means, with respect to the Borrower or any of its Subsidiaries, Indebtedness of the Borrower or any of its Subsidiaries for which the owner of such Indebtedness has no recourse, directly or indirectly, to the Borrower or any of its Subsidiaries for the principal, premium, if any, and interest on such Indebtedness, except (i) pursuant to mortgages, deeds of trust or security interests in respect of specific land or equipment or other real or personal property interests of the Borrower or any of its Subsidiaries, and the proceeds thereof and (ii) recourse of any Person for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purposes entity covenants and other circumstances customarily excluded from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Notes Guarantee” means the guarantee by the Borrower of the FGL Notes pursuant to a supplemental indenture (the “Supplemental Indenture”) dated on or about the Acquisition Closing Date.
“Obligations” means all advances to, and debts, liabilities and monetary obligations of, the Borrower to any Lender, the Administrative Agent, any Indemnitee or any Affiliate of any Lender arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) any payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (i) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred, based on creditworthiness issues, nor (ii) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic”, tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness and is not so characterized prior to such application or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 3.06 and 10.13).
“Outside Termination Date” means the Outside Termination Date (as defined in the Acquisition Agreement (as in effect on the date hereof), including after giving effect to any extension thereof contemplated by Section 8.01(f) of the Acquisition Agreement (as in effect on the date hereof)).
“Outstanding Amount” or “Outstandings” means, on any date, the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Accounts Securitization” means, with respect to the Borrower and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition to a Securitization Vehicle of (a) accounts, chattel paper, instruments or general intangibles (each as defined in the UCC) arising in connection with the sale of goods or the rendering of services by such Person, including, without limitation, the related rights to any finance, interest, late payment charges or similar charges (such items, the “Receivables”), (b) such Person’s interest in the inventory or goods the sale of which by such Person gave rise to such Receivable (but only to the extent such inventory or goods consists of returned or repossessed inventory or goods, if any), (c) all other guaranties, letters of credit, insurance and security interests or liens purporting to secure or support payment of such Receivable, (d) all insurance contracts, service contracts, books and records associated with such Receivable, (e) any lockbox, post office box or similar deposit account related solely to the accounts being transferred, (f) cash collections and cash proceeds of such Receivable and (g) any proceeds of the foregoing (all such items referenced in clauses (a) through (g), the “Transferred Assets”) which such sale, transfer, contribution, conveyance or other disposition is funded by the Securitization Vehicle in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such Transferred Assets; provided that the aggregate amount of gross proceeds available to the Borrower or any Subsidiary in connection with all such transactions shall not at the time of incurrence thereof exceed the greater of (i)

$100,000,000 and (ii) 3% of Net Worth as of the end of the immediately preceding fiscal quarter and provided further that such sale, transfer, contribution, conveyance or other disposition and any Indebtedness arising from such sale, transfer, contribution, conveyance or other disposition shall be without recourse to the Borrower or any of its Subsidiaries except with respect to (A) reductions in the balance of such Receivable as a result of any defective or rejected goods or set off by the obligor of such Receivable transferred by such Person, or (B) breaches of representations or warranties by such Person in any agreement, document or instrument executed by such Person in connection with such pledge, sale, transfer, contribution, conveyance or disposition.
“Permitted Acquisition” means, at any time of determination, any Acquisition by the Borrower or any of its Subsidiaries with respect to which each of the following requirements are met:
(a) such Acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets of the Person be acquired;
(b) at the time of such Acquisition, no Event of Default shall have occurred and be continuing or would result therefrom; and
(c) the business of the Person or assets to be acquired is in the real estate or title insurance business or is in an industry or business to which making a loan would not violate one or more lending policies of any Lender, provided that any such Lender’s policies are uniformly administered and applied to all corporate borrowers by such Lender.
“Permitted Liens” has the meaning specified in Section 7.01.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Public Debentures” means (a) those certain 5.50% Notes Due September 2022, of the Borrower in original aggregate principal amount of $400,000,000, issued pursuant to that certain Indenture, dated as of December 8, 2005 (the “Base Indenture”), between the Borrower and The Bank of New York Mellon Trust Company, N.A. (and related agreements and instruments), as amended by that certain First Supplemental Indenture, dated as of January 6, 2006 (the “First Supplemental Indenture”), and that certain Second Supplemental Indenture, dated as of May 5, 2010 (the “Second Supplemental Indenture”), and (b) those certain 4.50% Notes Due August 2028, of the Borrower in original aggregate principal amount of $450,000,000, issued pursuant to the Base Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture and that certain Fourth Supplemental Indenture, dated as of April 13, 2018.
“Public Lender” has the meaning specified in Section 6.02.
“Public Market” shall mean a nationally recognized United States public exchange or other market reasonably acceptable to the Administrative Agent on which securities, debt instruments and/or mutual funds are regularly traded.

“Rating Agency” means S&P or Moody’s, collectively, the “Rating Agencies”.
“Receivables” has the meaning specified in the definition of “Permitted Accounts Securitization”.
“Receivables Facility Attributed Indebtedness” means the amount of recourse obligations outstanding under a receivables purchase facility on any date of determination.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.
“Redeemable Stock” means any Equity Interests of the Borrower or any of its Subsidiaries which prior to June 27, 2022 is or may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.
“Register” has the meaning specified in Section 10.06(c).
“Reinsurance Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities of one or more insurance or reinsurance companies.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice.
“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the Aggregate Loans or unused Aggregate Commitments, as applicable, of all Lenders at such time. The Commitments and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, executive vice presidents, chief financial officer, treasurer, controller, secretary or assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the

Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Restricted Payments” has the meaning specified in Section 7.06.
“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Sanctions” has the meaning specified in Section 5.24(a).
“SAP” means, as to any insurance company, the statutory accounting practices prescribed or permitted by the Department, or in the event that the Department fails to prescribe or address such practices, NAIC guidelines.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Borrower and are Persons organized for the limited purpose of entering into a Permitted Accounts Securitization and whose structure is designed to insulate such vehicle from the credit risk of the Borrower and its other Subsidiaries.
“Separation” means each of the BKFS Spin-Off and the FNFV Split-Off.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate” means SOFR or Term SOFR.
“Solvent” means, as to any Person at any time, that (a) the sum of the debt (including contingent liabilities) of such Person does not exceed the fair value of the assets (on a going concern basis) of such Person, (b) the capital of such Person is not unreasonably small in relation to the business of such Person; and (c) such Person does not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Financial Statements” means, collectively, (a) audited consolidated balance sheets of each of the Borrower and the Acquired Company and related consolidated statements of income or operations, shareholders’ equity and cash flows, for each of the three most recently completed fiscal years ended at least 90 days before the Acquisition Closing Date, including, an unqualified audit report thereon; (b) unaudited consolidated balance sheets of each of the Borrower and the Acquired Company and related consolidated statements of income or operations, shareholders’ equity and cash flows for each subsequent fiscal quarter ended at least 45 days prior to the Funding Date and for the elapsed interim period following the last completed fiscal year and for the comparable periods of the prior fiscal year (the “Quarterly Financial Statements”) and (c) a pro forma consolidated balance sheet of the Borrower as of December 31, 2019 and the related statement of income or operations of the Borrower for the fiscal year then ended, in each case after giving effect to the Acquisition Transactions (the “Pro Forma Financial Statements”), all of which financial statements shall be prepared in accordance with generally accepted accounting principles in the United States and meet the requirements of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), as amended and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under the Securities Act on Form S-3; provided that financial statements of the Acquired Company and Pro Forma Financial Statements shall only be provided to the extent required by Rule 3-05 and Article 11 of Regulation S-X.
“Specified Indebtedness” means the Existing Credit Agreement and the Public Indentures.
“Specified Representations” means the representations and warranties set forth in Sections 5.01(a) (as it relates to the Borrower only) and (b)(ii) (as it relates to the Borrower only), 5.02(a) and (b)(i)(x), 5.04, 5.15, 5.18 (determined on a pro forma basis after giving effect to the Acquisition Transactions) and 5.24(b) (solely with respect to Sanctions administered by OFAC).
“Strategic Investment Subsidiaries” means any Person in which the Borrower or any Subsidiary (a) owns a minority Investment on the Effective Date or (b) acquires a minority Investment after the Effective Date, in each case at such time as such Person becomes a Subsidiary and, subject to Section 6.12, solely for so long as such Person continues to be a Subsidiary. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, (i) the only representations and warranties made herein with respect to the Subsidiaries of the Borrower that shall apply to the Strategic Investment Subsidiaries and their respective Subsidiaries are the representations and warranties made in Section 5.05 and Section 5.14, (ii) the only covenants made herein with respect to the Subsidiaries of the Borrower in Articles VI and Articles VII that shall apply to the Strategic Investment Subsidiaries and their respective Subsidiaries are the covenants made in Section 6.01, Section 6.12, Section 7.01, Section 7.02, Section 7.04, Section 7.05 and Section 7.09 and (iii) each reference to “Subsidiary” in the Events of Default specified in Article VIII (other than (x) in Section 8.01(f), (y) in Sections 8.01(b) and 8.01(c) as each relates to the performance by a Strategic Investment Subsidiary of the covenants in Sections 6.01, 6.12, 7.01, 7.02, 7.04, 7.05 and 7.09 and (z) in Section 8.01(d) as it relates to the representations and warranties made in Section 5.05 and Section 5.14) shall not refer to any Strategic Investment Subsidiary or any of its Subsidiaries.
“Subject Transaction” means, (a) any Permitted Acquisition or any other Acquisition, in each case that is permitted by this Agreement, (b) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any business unit, line of business or division of the Borrower or any Subsidiary) not prohibited by this Agreement, (c) any incurrence of Indebtedness (other than revolving Indebtedness), (d) any repayment of Indebtedness, (e) any issuance of Capital Stock and/or (f) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
“Subsidiary” of a Person means any Person of which more than 50% of the Voting Stock, or other Equity Interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.
“Sufficient Liquidity” means cash and Cash Equivalents (including, without limitation, availability under this Agreement), Eligible Bonds and Eligible Government Securities in an aggregate amount equal to or greater than the principal amount of any Convertible Indebtedness that is surrendered for conversion or required to be prepaid, to the extent cash is payable in respect of the applicable conversion or prepayment.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so‑called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning specified in the lead-in to Article VI.
“Term SOFR” means the forward-looking term rate for any period that is approximately (as reasonably determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Test Period” means, for any determination under this Agreement, (a) for any Person which becomes a Subsidiary pursuant to an Acquisition, (i) during the fiscal year of the Borrower during which such Acquisition is consummated, the period beginning on the first day of such fiscal year and ending on the last day of the fiscal quarter of the Borrower then last ended and (ii) at all times after the end of the fiscal year of the Borrower during which such Acquisition is consummated, the four consecutive fiscal quarters of the Borrower then last ended and (b) for the Borrower and any other Subsidiary, the four consecutive fiscal quarters of the Borrower then last ended.
“Ticking Fee Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Ticking Fee
I	BBB/Baa2 or higher	0.375%
II	BBB-/Baa3	0.500%
III	lower than BBB-/Baa3	0.625%
Initially the Ticking Fee Rate shall be determined based upon Pricing Level I. Thereafter, each change in the Ticking Fee Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the date of the next such change.
“Total Capitalization” means, at any time, the sum of Net Worth and Total Debt.
“Total Debt” means, at any time, (a) with respect to the Borrower and its Subsidiaries (including, for the avoidance of doubt, any Strategic Investment Subsidiary and its Subsidiaries at the time of determination) Indebtedness, as reported on the consolidated balance sheet (excluding the footnotes thereto) of the Borrower prepared in accordance with GAAP (and excluding, for the avoidance of doubt, intercompany Indebtedness among the Borrower and its Subsidiaries), minus (b) Non-Recourse Debt of the Designated Subsidiaries.
“Total Debt to Total Capitalization Ratio” means, at any time, the ratio of Total Debt to Total Capitalization at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the Borrowing of Loans hereunder on the Funding Date, (b) the Acquisition Transactions, (c) the effectiveness of the Notes Guarantee and (d) the payment of any costs, fees and expenses related to the foregoing.
“Transferred Assets” has the meaning specified in the definition of “Permitted Accounts Securitization”.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code of New York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets as of the most recent valuation date with respect to which a valuation is available at the time of determination, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances.
“Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying Equity Interests required by Law) 100% of the Voting Stock and 100% of the Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
        Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

▪The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

▪In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

▪Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

▪For purposes of Section 8.01, a breach of a financial covenant contained in Section 7.09 shall be deemed to have occurred as of any date of determination thereof by the Administrative Agent or as of the last day of any specified measuring period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent and the Lenders

▪For all purposes hereunder and under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

        Section 1.03  Accounting Terms.

(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as applicable, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements and the December 31, 2016 Annual Statements, as the case may be, except for changes authorized or required by GAAP (but subject to clause (b) of this Section 1.03), and except as otherwise specifically prescribed herein.
(b)Changes in GAAP. If at any time any change in GAAP or SAP or any change in accounting treatment or practices required or authorized by any Governmental Authority, as applicable,

would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or SAP or required by any Governmental Authority, as applicable (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, without giving effect to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or SAP or required by any Governmental Authority, as applicable.

(c)Notwithstanding anything to the contrary contained in this Agreement (including paragraph (a) or (b) above or in the definition of “Capital Leases”), in the event of an accounting change requiring any leases that would not previously have been capitalized in conformity with GAAP on December 31, 2015 to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on December 31, 2015) that would constitute Capital Leases in conformity with GAAP on December 31, 2015 shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. (in each case, other than with respect to the financial statements required to be delivered hereunder).

        Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number) and shall exclude the financial results of any Person which, solely due to ASC 810 requires the Borrower to consolidate in its financial statements, but only to the extent that the owners of such Person’s Indebtedness have no recourse, directly or indirectly, to the Borrower or any of its Subsidiaries for the principal, premium, if any, and interest on such Indebtedness.

        Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

        Section 1.06 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period” or “Maturity Date”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

        Section 1.07 Certain Calculations and Tests. Notwithstanding anything to the contrary herein, if since the end of the most recent fiscal quarter of the Borrower and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries or any joint venture since the end of such fiscal quarter has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a pro forma basis for such fiscal quarter as if such Subject Transaction had occurred at the beginning of the applicable fiscal quarter; it being understood, that solely for purposes of calculating compliance with Section 7.09, the date of the required calculation shall be the last day of the applicable fiscal quarter, and no Subject Transaction occurring thereafter shall be taken into account.

        Section 1.08 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

        Section 2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single Loan to the Borrower on the Funding Date in an aggregate amount not to exceed the amount of such Lender’s Commitment. Any Loans that are prepaid under Section 2.04 or repaid under Section 2.06 may not be reborrowed. The Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        Section 2.02 Borrowing, Conversions and Continuations of Loans.

(a)Each Loan shall be made as part of the Borrowing on the Funding Date consisting of Loans made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. The Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any such Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any such Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day, and, which in the case of the initial Borrowing, shall be the Funding Date), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Loans.

        Section 2.03. [Reserved.]

        Section 2.04 Prepayments.

(a)Optional. The Borrower may, upon notice to the Administrative Agent (which notice may, at the Borrower’s election, be conditioned upon the effectiveness of other transactions, provided the Borrower shall compensate each Lender for any additional amounts required pursuant to Section 3.05 suffered as a result of the revocation of any conditional notice), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall, subject to the satisfaction of any conditions specified therein, make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.14, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)Mandatory.

(i)In the event of any Material Asset Sale which results in the receipt by the Borrower or any Subsidiary (other than any regulated Subsidiary, except to the extent any Net Disposition Proceeds received by such regulated Subsidiary are actually distributed by such Person to the Borrower) of Net Disposition Proceeds, the Borrower shall prepay on or prior to the date which is three (3) Business Days after the receipt of such Net Disposition Proceeds, an aggregate principal amount of Loans in an amount equal to 100% of the Net Disposition Proceeds received; provided that no prepayment shall be required pursuant to this Section 2.04(b)(i) unless Net Disposition Proceeds received from all Material Asset Sales exceed $25,000,000 in the aggregate.

(ii)If the Borrower or any Subsidiary incurs any Material Indebtedness or issues any Equity Interests (other than pursuant to Excluded Equity Offerings), the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date that is three (3) Business Days after the receipt of such Net Cash Proceeds; provided that no prepayment shall be required pursuant to this Section 2.04(b)(ii) unless Net Cash Proceeds received from all incurrences of Material Indebtedness and issuances of Equity Interests exceed $25,000,000 in the aggregate.

Section 2.05 Termination or Reduction of Commitments.

(a)Optional. The Borrower may, at any time prior to the Funding Date, upon notice to the Administrative Agent (which notice may, at the Borrower’s election, be conditioned upon the effectiveness of other transactions, provided the Borrower shall compensate each Lender for any additional amounts required pursuant to Section 3.05 suffered as a result of the revocation of any conditional notice), terminate or permanently reduce the Aggregate Commitments; provided that any such notice (which may be in electronic form) shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender, ratably, according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(b)Mandatory.

(i)The Commitment of each Lender shall automatically terminate on the earliest of (x) the Funding Date (after giving effect to the Borrowing), (y) the Outside Termination Date and (z) the Maturity Date.
(ii)In the event of any Material Asset Sale which results in the receipt by the Borrower or any Subsidiary (other than any regulated Subsidiary, except to the extent any Net Disposition Proceeds received by such regulated Subsidiary are actually distributed by such Person to the Borrower) of Net Disposition Proceeds, the Borrower shall reduce the Commitments of the Lenders on a ratable basis substantially concurrently with the receipt of such Net Disposition

Proceeds, in an aggregate amount equal to 100% of the Net Disposition Proceeds received; provided that no reduction shall be required pursuant to this Section 2.05(b)(ii) unless and to the extent the Net Disposition Proceeds received from all Material Asset Sales exceed $25,000,000 in the aggregate.

(iii)If the Borrower or any Subsidiary incurs any Material Indebtedness or issues any Equity Interests (other than pursuant to Excluded Equity Offerings), the Borrower shall reduce the Commitments of the Lenders on a ratable basis in an amount equal to 100% of all Net Cash Proceeds received therefrom substantially concurrently with the receipt of such Net Cash Proceeds; provided that no reduction shall be required pursuant to this Section 2.05(b)(iii) unless and to the extent the Net Cash Proceeds received from all incurrences of Material Indebtedness and issuances of Equity Interests exceed $25,000,000 in the aggregate.

        Section 2.06 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

        Section 2.07 Interest.

(a)Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate, and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        Section 2.08 Fees.

(a)Ticking Fee. The Borrower shall pay a ticking fee (the “Ticking Fee”) to the Administrative Agent for the account of each Lender, which shall accrue daily at a rate per annum equal to the applicable Ticking Fee Rate on the actual daily unused portion of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date such Commitment terminates. Ticking Fees shall be payable quarterly in arrears, and upon the date the Commitments are terminated pursuant to Section 2.05(b)(i).

(b)Other Fees. The Borrower shall pay to the Bookrunners and the Administrative Agent for their own respective accounts and the accounts of the Lenders fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        Section 2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

        Section 2.10 Evidence of Debt.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Note to the Borrower upon the occurrence of the Termination Date (or as promptly thereafter as practicable) and upon the request of the Borrower. If any Lender loses the original copy of its Note, it shall, at the request of the Borrower, execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Borrower.

(b)[Reserved.]

        Section 2.11. Payments Generally; Administrative Agent’s Clawback.

(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal

Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        Section 2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.13 [Reserved].

        Section 2.14 Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent (but in no event later than five Business Days after receipt) as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. Fees (including any Ticking Fees) on the Commitment of any Defaulting Lender shall cease to accrue for any period during which such Lender is a Defaulting Lender pursuant to Section 2.08(a).

(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other

Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If the Borrower or the Administrative Agent shall be required by U.S. federal Law to withhold or deduct any Taxes, including both U.S. federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Administrative Agent, as the case may be, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, as the case may be, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with U.S. federal Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings and deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If the Borrower or the Administrative Agent shall be required by any applicable Laws other than U.S. federal Law to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings and deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 30 days after demand therefor accompanied by the certificate described below in this clause (c)(i), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate, showing the calculation of the amount owed in reasonable detail, as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding any obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrower, as the case may be, shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the

Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(1)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)executed originals of IRS Form W-8ECI;

(c)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN or IRS Form W-8BEN-E; or

(d)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

        Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (and each Lender hereby agrees to provide such notice promptly after any such circumstances ceasing to exist). Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent and the Borrower are advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate (and each Lender hereby agrees to provide such notice promptly after any such illegality ceasing to exist). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

        Section 3.03 Inability to Determine Rates.

(a)If the Administrative Agent or the Required Lenders determine that for any reason (i) in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (b)(x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, in each case of the foregoing clauses (i) and (ii), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders, until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Borrower and Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may, without the consent of any Lender or any other Person, amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment by the Relevant Governmental Body and/or any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clauses (A) and (B), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.75% for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent, in consultation with the Borrower, will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders and the Borrower reasonably promptly after such amendment becomes effective.
        Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan) (or, in the case of clause (ii), any Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, within 30 days after a receipt of a request of such Lender accompanied by the certificate described in clause (c) below, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for payment on similarly situated borrowers.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for payment on similarly situated borrowers.

(c)Certificates for Reimbursement. Any request or demand for payment under this Section 3.04 shall be accompanied by a certificate of the relevant Lender (i) (A) setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and (B) certifying that such Lender is also generally making demand for payment on similarly situated borrowers and (ii) delivered to the Borrower. Any such certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s demand for compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the amount payable to such Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual out-of-pocket loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise but excluding any payment or prepayment as a result of a Lender’s failure to make a payment pursuant to Section 2.11(b)(i));
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss, cost or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
        Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04 or invokes Section 3.02, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

        Section 3.07 Survival. All of the parties’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        Section 4.01 Conditions to Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following:

(i)duly executed counterparts of this Agreement that, when taken together, bear the signatures of the Borrower, each Lender and the Administrative Agent;

(ii)a Note executed by the Borrower in favor of each Lender requesting a Note at least three Business Days in advance of the Effective Date;

(iii)a closing certificate executed by a Responsible Officer of the Borrower as of or about the Effective Date, certifying as to (x) the charter and bylaws of the Borrower and (y) (a) the resolutions or other corporate action of the Borrower authorizing the execution and performance of, and (b) the incumbency and specimen signature of each officer of the Borrower executing, this Agreement and the other Loan Documents to which the Borrower is a party;

(iv)a certificate of good standing with respect to the Borrower from the Secretary of State of the State of the Borrower’s organization (to the extent relevant and available in the jurisdiction of organization of the Borrower);

(v)a favorable opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to matters concerning the Borrower and the Loan Documents (including enforceability of the Loan Documents under New York law);

(vi)(x) to the extent reasonably requested by the Administrative Agent (or by any Lender through the Administrative Agent), documentation and other information that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Act, at least two Business Days prior to the Effective Date and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; and

(vii)a closing certificate executed by a Responsible Officer of the Borrower as of or about the Effective Date, certifying as to Sections 4.01(e) and 4.01(f).

(b)The Borrower shall have paid (i) to the Arrangers for their own account any fees due and required to be paid to the Arrangers as separately agreed among the Borrower and the Arrangers on or before the Effective Date, (ii) to the Administrative Agent, for the account of each Lender holding a Commitment on the Effective Date, an upfront commitment fee payable on such Lender’s Commitments as of the Effective Date in an amount separately agreed with the Administrative Agent and (iii) subject to the limitations set forth in Section 10.04 and to the extent invoiced at least three Business Days prior to the Effective Date, the reasonable out-of-pocket expenses of the Administrative Agent and Arrangers in connection with this Agreement, including the reasonable and documented out-of-pocket fees and expenses of one counsel (including any local counsel) for the Administrative Agent and the Arrangers, taken as a whole.

(c)[reserved].

(d)[reserved].

(e)The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(f)No Default shall exist and be continuing.

        Section 4.02 Conditions to Funding Date. The obligation of each Lender to make Loans on the Funding Date is subject to the following conditions precedent:

(a)The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on and as of the Funding Date or, in the case of the Acquisition Agreement Representations, such other date specified in the Acquisition Agreement.

(b)The Administrative Agent shall have received

(a)a Loan Notice in accordance with the requirements hereof requesting the Loans on the Funding Date;

(b)a certificate from the chief financial officer or other Responsible Officer of the Borrower substantially in the form of Exhibit H, dated as of the Funding Date and certifying to the matters set forth therein;

(c)a certificate executed by a Responsible Officer of the Borrower as of the Funding Date certifying that the Acquisition has been consummated; and

(d)an executed copy of the Supplemental Indenture evidencing the Notes Guarantee.

(3)The FGL Acquisition shall have been, or shall concurrently with the Borrowing be, consummated in accordance with the terms of the Acquisition Agreement, without giving effect to any alteration, amendment, change, supplement, waiver or consent thereto or thereunder by the Borrower in a manner that is materially adverse to the Lenders and the Arrangers, unless consented to by the Arrangers.

(4)The Arrangers shall have received the Specified Financial Statements (it being understood and agreed that the Borrower’s and the Acquired Company’s public filing of any financial statements set forth in the definition thereof with the SEC shall satisfy the requirements of this clause (d) with respect thereto).

(5)(x) All fees required to be paid to the Administrative Agent, the Arrangers and the Lenders by the Borrower on or before the Funding Date in connection with the Transactions shall have been paid, including to the Administrative Agent, for the account of each Lender holding Loans on the Funding Date, an upfront funding fee payable on the principal amount of the Loans funded by such Lender on the Funding Date in an amount separately agreed with the Administrative Agent and (y) all expenses required to be paid or reimbursed to the Administrative Agent and the Arrangers shall have been paid or reimbursed to the extent, in the case of this subclause (y), invoiced at least two (2) Business Days in advance of the Funding Date, which fees and expenses may if mutually agreed by the Borrower and the Arrangers be paid from the proceeds of the Loans.

(6) Except as contemplated by, or as disclosed in, the Acquisition Agreement, since December 31, 2018, there shall have been no Acquired Company Material Adverse Effect.

(7) No Default or Event of Default shall have occurred and be continuing under Sections 8.01(a), 8.01(f) or 8.01(b) (solely with respect to Sections 7.01 and 7.02 (as it relates to fundamental changes)).

(8)The Effective Date shall have occurred.

The Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (g) have been satisfied on and as of the date of the Borrowing.
Section 4.03 Availability. During the period from and including the Effective Date to and including the Funding Date, and notwithstanding (i) that any representation made on the Effective Date was incorrect, (ii) any failure by the Borrower to comply with the affirmative covenants, negative covenants and financial covenants or the existence of any Default or Event of Default (subject to the second proviso below), (iii) any provision to the contrary herein, in any other Loan Document or otherwise or (iv) that any condition to the occurrence of the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled to (1) cancel any of its Commitments or other obligations under this Agreement, (2) rescind, terminate or cancel this Agreement or any other Loan Document or exercise any right or remedy or make or enforce any claim it may have under the Loan Documents, related Notes, the Commitment Letter or the Fee Letter or otherwise to the extent doing so would prevent, limit or delay the making of its Loans hereunder, (3) refuse to make its Loan on the Funding Date or (4) exercise any right of set-off or counterclaim in respect of its Loans thereunder to the extent to do so would prevent, limit or delay the making of its such Loan; provided that, in each case, the applicable conditions precedent to the making of such Loans set forth in Section 4.02 have been satisfied (other than the condition set forth in Section 4.02(h) to the extent the circumstances in clause (iv) above has occurred); provided, further, that with respect to clauses (1) through (4) above, the foregoing shall not apply if an Event of Default under Sections 8.01(a), 8.01(b) (solely with respect to Sections 7.01 and 7.02 (as it relates to fundamental changes)), or 8.01(f) has occurred and is continuing. For the avoidance of doubt, (a) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any such condition to the Funding Date set forth in Section 4.02 is not satisfied on the Funding Date and (b) from the Funding Date after giving effect to the funding on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
        Section 5.01 Existence, Qualification and Power; Compliance with Laws. The Borrower and each of its Material Subsidiaries (a) is (i) duly organized or formed, validly existing and (ii) in good standing, in each case, under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case (other than clauses (a)(i) and clause (b)(ii), in each case, with respect to the Borrower), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Section 5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any (x) Specified Indebtedness or (y) any other material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except (other than with respect to clause (a)), to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

        Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than (a) such that have been obtained and are in full force and effect, (b) those the failure of which could not reasonably be expected to have a Material Adverse Effect and (c) with respect to execution, SEC filings.

        Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower that is a party thereto, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and general equitable principles.

        Section 5.05 Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities required to be shown by GAAP, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments, Indebtedness and Contingent Obligations. Schedule 5.05 sets forth all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries not reflected on the December 31, 2019 audited financial statements referred to above, incurred after the date of such financial statements but prior to the Effective Date, including liabilities for material commitments, Indebtedness and Contingent Obligations.

(b)[Reserved].

(c)The December 31, 2019 Annual Statement of each Insurance Subsidiary (i) were prepared in accordance with SAP consistently applied through the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of each Insurance Subsidiary as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities required to be shown by SAP, direct or contingent, of each Insurance Subsidiary as of the date of such financial statements, including liabilities for taxes, material commitments, Indebtedness and Contingent Obligations.

(d)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e)Neither the Borrower nor any of its Subsidiaries has any Off-Balance Sheet Liabilities except those permitted pursuant to Section 7.04(o) or Section 7.04(p).

        Section 5.06 Litigation. Except (a) for liabilities of Insurance Subsidiaries under Insurance Contracts, Reinsurance Agreement and Retrocession Agreements and (b) as set forth in Schedule 5.06, there are no actions, suits or proceedings pending or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        Section 5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

        Section 5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and indefeasible title to, or valid leasehold interests in, their respective real properties, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 5.09 Environmental Compliance. The Borrower and its Subsidiaries have complied with all Environmental Laws, except for any Environmental Laws the non-compliance therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 5.10 [Reserved].

        Section 5.11 Taxes. The Borrower and its Subsidiaries have filed all U.S. federal, state and other Tax returns and reports required to be filed, and have paid or made provision for payment of all U.S. federal, state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or SAP, as applicable, or (b) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There is no proposed Tax assessment against the Borrower or any Subsidiary that would be reasonably likely to have a Material Adverse Effect.

        Section 5.12 ERISA Compliance. Except as specifically disclosed in Schedule 5.12:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status, except where loss of such status could not reasonably be expected to have a Material Adverse Effect.

(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under

Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, in each case, that would not reasonably be expected to have a Material Adverse Effect.

        Section 5.13 Intellectual Property, Licenses, Etc. The Borrower and each of its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are used by the Borrower or such Subsidiary in connection with the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.

        Section 5.14 Subsidiaries. The Borrower has no Subsidiaries other than those specifically disclosed on Schedule 5.14 and, after the Effective Date, those permitted in accordance with Section 7.03, and there are no restrictions on the Borrower or any of its Material Subsidiaries (excluding any Strategic Investment Subsidiary and its Subsidiaries) which prohibit or otherwise restrict (i) the ability of the Borrower or any of its Material Subsidiaries to grant any Liens on any of their respective assets, other than (A) with respect to assets subject to Capital Leases or purchase money security interests and those which are licensed or sublicensed to Borrower or any of its Material Subsidiaries and (B) restrictions under contracts to which Subsidiaries are party which became Subsidiaries pursuant to an Acquisition, which contracts and restrictions were in effect prior to such Acquisition or (ii) the transfer of cash or other assets from any Material Subsidiary to the Borrower, other than, in the case of each of the foregoing clauses (i) and (ii), prohibitions or restrictions existing under or by reason of any Loan Document, the Public Debentures (but only to the extent such Public Debentures require that the holders thereof be granted a pari-passu Lien if a Lien is granted to another Person), Legal Requirements, customary non-assignment provisions in contracts entered into in the ordinary course of business, Department policies and practices that restrict the ability of Insurance Subsidiaries to grant Liens on, pledge or transfer assets and restrictions that may arise as a result of any covenants or other restrictions in agreements permitted hereunder.

        Section 5.15 Margin Regulations; Investment Company Act.

(a)Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Credit Extensions hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

(b)Neither the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

        Section 5.16 Disclosure. No written report, financial statement, certificate or other factual information (other than financial projections, other forward-looking information and information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading on the date when made.

        Section 5.17 Compliance with Laws. The Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 5.18 Solvent. The Borrower and its Subsidiaries are on a consolidated basis, Solvent.

        Section 5.19 Licenses. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation which is reasonably likely to result in a suspension or revocation. To the knowledge of the Responsible Officers of the Borrower, there is no sustainable basis for such suspension or revocation of any License, the loss of which could reasonably be expected to have a Material Adverse Effect.

        Section 5.20 Employee Matters. There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workers’ compensation proceedings or other material labor/employee related controversies pending or, to the knowledge of the Responsible Officers of the Borrower, threatened between the Borrower or any of its Subsidiaries and any of their respective employees, other than employee grievances and other proceedings which could not in the aggregate reasonably be expected to have a Material Adverse Effect.

        Section 5.21 Insurance Subsidiaries. All of the Annual Statements and Interim Statements, together with any other financial or similar statements of the Material Insurance Subsidiaries provided to the Administrative Agent, are prepared in accordance with SAP and present fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended.

        Section 5.22 Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

        Section 5.23 [Reserved.]

        Section 5.24 Economic Sanctions, Anti-Money Laundering and Anti-Corruption. (a) None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or controlled Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. State Department, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). The Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents are and have been in compliance in all material respects with all applicable Sanctions.

(b)The Borrower will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions.
(c) None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law. No part of the proceeds of the Loans will be used, directly or to the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other anti-corruption law. The Borrower and its Subsidiaries are in compliance, in all material respects, with the Act and all other applicable anti-money laundering and counter-terrorist financing laws and regulations.
(d) The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with all applicable Sanctions, anti-corruption laws and anti-money laundering laws and regulations.
ARTICLE VI
AFFIRMATIVE COVENANTS

Until the date no Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than any indemnity or similar contingent obligation not then accrued for which no claim has been made by the Administrative Agent or any Lender) that remains unpaid or unsatisfied (such date, the “Termination Date”), the Borrower agrees with the Administrative Agent and the Lenders that:
Section 6.01. Financial Statements. The Borrower shall deliver to the Administrative Agent:

(a)as soon as available, but not later than 105 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report and opinion of a registered public accounting firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or, except as to entities or businesses subject to Permitted Acquisitions only, any qualification or exception as to the scope of such audit;

(b)as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (except for the absence of footnotes and subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries as of the date thereof;

(c)as soon as available, but not later than 105 days after the end of each fiscal year, a copy of the Annual Statement of each Material Insurance Subsidiary for such fiscal year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or treasurer of such Material Insurance Subsidiary that such Annual Statement presents fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended;

(d)as soon as possible, but no later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the quarterly Interim Statement of each Material Insurance Subsidiary for each such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or treasurer of such Insurance Subsidiary that all such quarterly statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended; and

(e)within 105 days after the close of each fiscal year, a copy of each Material Insurance Subsidiary’s “Statement of Actuarial Opinion” which is provided to the Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such Material Insurance Subsidiary, which opinion shall be in the format prescribed by the Insurance Code.

        Section 6.02 Certificates; Other Information. The Borrower shall deliver to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent:

(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;
(b)promptly, copies of all financial statements and material reports that the Borrower or any of its Material Subsidiaries sends or may make to, or file with, any applicable Department;
(c)the following certificates and other information:

(i)promptly upon request by the Administrative Agent on behalf of any Lender, (A) a copy of any final financial examination reports or market conduct examination reports issued by a Governmental Authority with respect to any Material Subsidiary of the Borrower (and the Borrower, should it at any time engage or become involved in the business of insurance), relating to the insurance business of each Material Subsidiary or, if applicable, the Borrower (when, and if, prepared) and (B) a copy of any interim report; provided that such Subsidiary or, if applicable, the Borrower shall not have to deliver any interim report requested by a Lender hereunder if a final report is issued and delivered to the Administrative Agent within 90 days of such interim report;

(ii)promptly after the receipt by a Responsible Officer of the Borrower of such notice, notice of the actual suspension, termination or revocation of any material license of the Borrower or any of its Material Subsidiaries by any Governmental Authority or notice from any Governmental Authority notifying the Borrower or any of its Material Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower or any of its Material Subsidiaries to take, or refrain from taking, any action or which otherwise could reasonably be expected to have a Material Adverse Effect; and

(iii)promptly after the receipt by a Responsible Officer of the Borrower of such notice, notice of any material pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business practices or operations of the Borrower or any of its Material Subsidiaries which is reasonably likely to have a Material Adverse Effect.

(d)promptly upon (i) the acquisition by the Borrower or any of its Subsidiaries of any Person which engages in any material respect in an insurance business or (ii) any Subsidiary of the Borrower or any of its Subsidiaries becoming engaged in any material respect in an insurance business, a certificate of a Responsible Officer stating that such Person or Subsidiary shall be deemed to be an “Insurance Subsidiary” for all purposes of each Loan Document;

(e)[reserved];

(f)[reserved];

(g)promptly after the same are available, copies of each (i) annual report, proxy or financial statement and copies of all annual, regular, periodic and special reports (including Forms 10K, 10Q and 8K) and registration statements which the Borrower files or is required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) without duplication, copies of any certifications or affidavits required by the SEC in connection with the filing of Forms 10K, 10Q and 8K;

(h)promptly after receipt thereof by the Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non‑U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Material Subsidiary thereof which could reasonably result in a Material Adverse Effect; and

(i)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Material Subsidiary, including information and documentation requested for purposes of compliance with the Beneficial Ownership Regulation, as the Administrative Agent may from time to time reasonably request; provided, however, that the Borrower shall not be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its Subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 6.02(i)); provided, further, that in the event that the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, the Borrower shall use commercially reasonable efforts to provide notice thereof to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality).

Documents required to be delivered pursuant to Section 6.01(a) through (d) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak Online or an intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and

(ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”), it being understood that the Administrative Agent and the Arrangers are utilizing SyndTrak Online with the express understanding that neither the Administrative Agent nor the Arrangers shall be liable for any release of confidential information to unauthorized parties as a result of the operation or administration of SyndTrak Online, and (b) certain of the Lenders (each a “Public Lender”) may have personnel that do not wish to receive material non‑public information with respect to the Borrower or its Affiliates or their respective securities of any of the foregoing and who may be engaged in investment and other market-related activities with respect to such Person’s securities). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non‑public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” and shall not post such Borrower Materials on the Platform for Public Investors.
        Section 6.03 Notices. The Borrower shall promptly notify the Administrative Agent after a Responsible Officer of the Borrower obtains knowledge of:

(a)(i) the occurrence of any event that constitutes a Default or Event of Default, or (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(b)the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate to the extent that such event or events could reasonably result in a Material Adverse Effect, and deliver to the Administrative Agent a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

(i)an ERISA Event;

(ii)a material increase in the contributions to, or the Unfunded Pension Liability of, any Pension Plan since the last annual valuation date;

(iii)the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

(iv)the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

(c)of any change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Material Subsidiaries that affect the calculation of the financial covenants set forth in Section 7.09;

(d)of the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect; or

(e)of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
        Section 6.04 Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) take all reasonable action to preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) in the case of the Borrower, engage in no business (other than as conducted on the Effective Date) except to hold Equity Interests of its Subsidiaries.

        Section 6.05 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except in connection with transactions permitted by Section 7.02 except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Section 6.06 Maintenance of Insurance. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        Section 6.07 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws, orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        Section 6.08 Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries sufficient to prepare financial statements in conformity with GAAP or SAP, as applicable, consistently applied, shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

        Section 6.09 Inspection Rights. The Borrower shall, and shall cause each of its Material Subsidiaries to, permit representatives and independent contractors of the Administrative Agent to visit and inspect any of their respective properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired (provided that, so long as no Event of Default exists, the Borrower shall only be liable for the expenses (in accordance with Section 10.04(a)) of the Administrative Agent, and only in connection with one such inspection by the Administrative Agent during each calendar year), upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense (in accordance with Section 10.04(a)) of the Borrower at any time during normal business hours and without advance notice.

        Section 6.10 Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions to fund in part the consideration for the FGL Acquisition and to pay the costs and expenses relating to the Transactions.

        Section 6.11 Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, could reasonably be expected to become a Lien upon any of its properties; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such Tax that (a) is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP or SAP, as appropriate or (b) if not paid, would not reasonably be expected to result in a Material Adverse Effect.

        Section 6.12 Designation of Strategic Investment Subsidiaries. If the Borrower elects the option to designate a Strategic Investment Subsidiary as a Subsidiary which is not a Strategic Investment Subsidiary and therefore subject such Person to all covenants and provisions applicable to a Subsidiary, the Borrower shall give five days prior written notice to the Administrative Agent (or such lesser notice as agreed to by the Administrative Agent) of such election.

ARTICLE VII
NEGATIVE COVENANTS

Until the Termination Date:
Section 7.01. Liens. The Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)any Lien created under any Loan Document;

(b)Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.11;

(c)carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate actions;

(d)Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, reinsurance agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(e)Liens identified on Schedule 7.01;

(f)Liens consisting of pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any Department;

(g)Liens consisting of judgment or judicial attachment Liens (other than arising as a result of claims under or related to Insurance Contracts, Retrocession Agreements or Reinsurance Agreements); provided that the enforcement of such Liens is effectively stayed or fully covered by insurance and all such Liens in the aggregate at the time of any creation thereof do not exceed 5% of Net Worth as of the end of the fiscal quarter immediately preceding such creation;

(h)easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

(i)Liens securing obligations in respect of purchase money Indebtedness and Capital Leases permitted pursuant to Section 7.04(d) on assets (and proceeds thereof) subject to such leases; provided that (A) any such Lien on purchase money Indebtedness or in respect of Capital Leases covers only the asset (and proceeds thereof) subject to the Capital Lease or being acquired with the proceeds of such purchase money Indebtedness (it being understood that other financings by the same lender or any of its affiliates under Indebtedness also permitted under Section 7.04(d) may be cross collateralized) and (B) such purchase money Indebtedness and Capital Leases are otherwise permitted hereunder;

(j)Liens securing obligations permitted under Sections 7.04(f) and/or (g), to the extent such Liens are identified and permitted under such Section;

(k)Liens arising as a result of claims under or related to Insurance Contracts, Reinsurance Agreements or Retrocession Agreements in the ordinary course of business, or securing Indebtedness of Insurance Subsidiaries incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of such Insurance Subsidiaries;

(l)Liens securing obligations permitted under Section 7.04(h);

(m)Liens on assets of a Subsidiary securing obligations owed to the Borrower or a Subsidiary and permitted under Section 7.04(m);

(n)Liens on assets of Designated Subsidiaries securing obligations permitted under Section 7.04(n);

(o)so long as no Event of Default has occurred and is continuing at the time such Lien is granted, other Liens on assets of the Borrower and its Subsidiaries securing obligations of the Borrower and its Subsidiaries (excluding Liens on assets of Strategic Investment Subsidiaries and their respective Subsidiaries permitted under Section 7.01(u)) in an aggregate amount not exceeding at the time of any creation thereof 10% of Net Worth as of the end of the fiscal quarter immediately preceding such creation;

(p)leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Borrower and its Subsidiaries;

(q)Liens incurred in connection with a Permitted Accounts Securitization and which Liens attach solely to the Transferred Assets in connection with the incurrence of Indebtedness arising in connection with such Permitted Accounts Securitization;

(r)[reserved];

(s)any extension, refinancing (but not increase), renewal or replacement of the foregoing; provided that the Liens permitted hereby shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property);

(t)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) on commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law or contract encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(u)Liens on assets of Strategic Investment Subsidiaries and their respective Subsidiaries securing obligations permitted under Section 7.04(o).

Any Lien permitted above may extend to the proceeds of the assets subject thereto.
Section 7.02 Consolidations and Mergers; Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any part of its assets (including receivables, but excluding Equity Interests, and in all cases whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)(i) any Subsidiary may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Subsidiary that is a Wholly-Owned Subsidiary, either (x) the Subsidiary that is a Wholly-Owned Subsidiary shall be the continuing or surviving Person or (y) a Subsidiary that is not a Wholly-Owned Subsidiary may be the continuing or surviving Person; provided, the relevant transaction will be treated as an Investment and comply with Section 7.03 (other than Section 7.03(a)(iii)(B)) and (ii) the Borrower or any Subsidiary may merge with any other Person; provided that such merger is consummated as part of a Permitted Acquisition and, in the case of any merger involving the Borrower, the Borrower shall be the continuing or surviving Person;

(b)any Subsidiary may sell all or any part of its assets (upon voluntary liquidation or otherwise) to (i) the Borrower, (ii) another Subsidiary that is a Wholly-Owned Subsidiary or (iii) another Person; provided, in the case of this clause (iii), the relevant transaction will be treated as an Investment and comply with Section 7.03 (other than Section 7.03(a)(iii)(B));

(c)the Borrower or any Subsidiary may sell, lease, convey or otherwise dispose of assets (i) if such sale, lease, conveyance or other disposition is (A) of portfolio Investments in the ordinary course of its business at fair market value, (B) of obsolete, worn-out or surplus property and property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries, (C) a sale of property to the extent such property is exchanged for credit against the purchase price of replacement property or the Net Disposition Proceeds thereof are applied to the purchase of such replacement property within 360 days of such sale; (D) ordinary course dispositions of inventory, (E) ordinary course dispositions of real estate and related properties in connection with relocation activities for employees of the Borrower and its Subsidiaries; (F) dispositions of tangible property as part of a like kind exchange under Section 1031 of the Code in the ordinary course of business; (G) dispositions of real estate and related properties as part of the resolution or settlement of claims under an Insurance Contract in the ordinary course of business; (H) a voluntary termination of a Swap Contract; (I) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; (J) dispositions in the ordinary course of business of accounts receivable in connection with the collection thereof, (K) a Permitted Accounts Securitization or (L) results in (I) an Investment permitted pursuant to Section 7.03 (other than Section 7.03(a)(iii)(B)), (II) a Permitted Lien or (III) a Restricted Payment permitted by Section 7.06, or (ii) not otherwise permitted to be sold, leased, conveyed or disposed of in clause (i) immediately preceding; provided (A) such sale, lease, conveyance or other disposition, in one transaction or a series of transactions, directly or indirectly, does not constitute all or substantially all of the assets of the Borrower and (B) after giving effect to such sale, lease, conveyance or other disposition, the Borrower shall be in compliance with the financial covenants set forth in Sections 7.09(a) (after giving effect to any applicable Net Worth Adjustment therein) and 7.09(b), in each case on a pro forma basis; and

(d)as set forth on Schedule 7.02.

        Section 7.03 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investments, except for:

(a)(i) Investments constituting Permitted Acquisitions, (ii) Investments by and among the Borrower or any of its Subsidiaries and (iii) Investments consisting of, or resulting from, (A) Permitted Liens, (B) consolidations, mergers or other combinations and sales, conveyances, transfers, leases or other dispositions of assets, in each case, permitted by Section 7.02 (other than Section 7.02(a)(i)(y), (b)(iii) or (c)(i)(L)(I)), (C) Indebtedness permitted by Section 7.04 and (D) Restricted Payments permitted by Section 7.06; and

(b)so long as (i) no Event of Default has occurred and is continuing on the date of such Investment or would result therefrom and (ii) such Investment complies with all Legal Requirements, other Investments (excluding Acquisitions).

        Section 7.04 Limitation on Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)Indebtedness incurred pursuant to this Agreement;

(b)so long as no Event of Default has occurred and is continuing at the time of the incurrence thereof or after giving effect thereto, Indebtedness consisting of Contingent Obligations in respect of obligations of other Persons;
(c)Indebtedness identified on Schedule 7.04;

(d)so long as no Event of Default has occurred and is continuing at the time of the incurrence thereof or after giving effect thereto, Indebtedness incurred in the ordinary course of business in connection with Capital Leases and purchase money Indebtedness.

(e)obligations under Swap Contracts entered into for hedging purposes;

(f)Indebtedness of the Borrower and its Subsidiaries having a maturity of 92 days or less representing borrowings from a bank or banks with which the Borrower or such Subsidiary has a depository relationship, which borrowings shall be fully secured by Cash Equivalents purchased by the Borrower or such Subsidiary with the proceeds of such borrowings;

(g)obligations incurred in the ordinary course of business in connection with relocation service transactions and secured by properties which are the subject to such transactions;

(h)(i) Indebtedness incurred by the Borrower or a Subsidiary to fund a Permitted Acquisition and (ii) Indebtedness of a Person that becomes a Subsidiary after the Effective Date pursuant to a Permitted Acquisition, which Indebtedness existed prior to such Acquisition and was not created in contemplation thereof;

(i)Indebtedness under the Public Debentures;

(j)so long as no Event of Default has occurred and is continuing at the time of incurrence thereof or after giving effect thereto, unsecured Indebtedness of the Borrower;

(k)so long as no Event of Default has occurred and is continuing at the time of incurrence thereof, other secured or unsecured Indebtedness of the Borrower and its Subsidiaries, provided the aggregate principal amount of such Indebtedness (excluding Indebtedness of Strategic Investment Subsidiaries and their respective Subsidiaries permitted under Section 7.04(o)) shall not exceed at the time of the incurrence of any thereof 10% of Net Worth as of the end of the fiscal quarter immediately preceding any such incurrence;

(l)obligations consisting of guarantees of any Subsidiary of Indebtedness of insurance agents of an Insurance Subsidiary in an aggregate amount not to exceed at the time of the incurrence of any thereof 3% of Net Worth as of the end of the fiscal quarter immediately preceding such incurrence;

(m)Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary, provided that, in the case of Indebtedness of the Borrower owing to any Subsidiary, the payment of such Indebtedness is subordinate to the payment of the Obligations in a manner satisfactory to the Administrative Agent;

(n)Non-Recourse Debt of the Designated Subsidiaries;

(o)Indebtedness of the Strategic Investment Subsidiaries and their respective Subsidiaries, which Indebtedness may be secured by assets of the Strategic Investment Subsidiaries or any of their respective Subsidiaries, provided in no event shall the owner of such Indebtedness have any recourse, directly or indirectly, to the Borrower or any of its Subsidiaries (other than the Strategic Investment Subsidiaries and their respective Subsidiaries) or any of their respective assets;

(p)so long as no Event of Default has occurred and is continuing at the time of incurrence thereof, Synthetic Lease Obligations, provided the aggregate Attributable Indebtedness in respect thereof shall not exceed at the time of the incurrence of any thereof 3% of Net Worth as of the end of the fiscal quarter immediately preceding such incurrence;

(q)so long as no Event of Default has occurred and is continuing at the time of incurrence thereof, Indebtedness arising in connection with a Permitted Accounts Securitization; and

(r)any extensions, renewals or refinancings (but not increases) of the foregoing.

        Section 7.05 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower, except upon terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided that the foregoing restrictions shall not apply to (a) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries, (b) loans and other transactions (i) by and among the Borrower and its Subsidiaries and (ii) permitted by Article VII and (c) the performance of any of the agreements identified on Schedule 7.05.

        Section 7.06 Restricted Payments. The Borrower shall not, and shall not allow any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Equity Interests, or purchase, redeem or otherwise acquire for value any shares of any class of its Equity Interests or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness described in Section 7.04(i) or Section 7.04(j) (collectively, “Restricted Payments”), except that:

(a)any Subsidiary may declare and pay dividends and tax sharing payments and otherwise declare and make distributions of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Equity Interests, in each case, to the Persons which own its Equity Interests; provided that the share of any of the foregoing made or paid to the Borrower and its other Subsidiaries is as least pro rata to the percentage of Equity Interests in such Subsidiary owned by the Borrower and its other Subsidiaries;

(b)the Borrower may, so long as immediately preceding and after giving effect to any such repurchase, retirement, acquisition or purchase no Event of Default shall have occurred, repurchase, retire or otherwise acquire Equity Interests of the Borrower or purchase any warrants, rights or options to acquire such Equity Interests;

(c)the Borrower may, so long as immediately preceding and after giving effect thereto no Event of Default shall have occurred and be continuing, (i) pay cash dividends or (ii) make any other distribution of assets, properties, rights, obligations or securities, to its shareholders so long as, immediately preceding and after giving effect to such other distribution, the Borrower shall be in compliance with the financial covenants set forth in Sections 7.09(a) (after giving effect to any applicable Net Worth Adjustment therein) and 7.09(b), in each case on a pro forma basis;

(d)the Borrower or any Subsidiary may, so long as immediately preceding and after giving effect thereto no Event of Default shall have occurred, prepay, defease, purchase, redeem or retire any Indebtedness described in Sections 7.04(i) and 7.04(j); provided, that in any event the Borrower may repay, prior to June 27, 2022, any principal amount upon the conversion or mandatory prepayment of any Convertible Indebtedness as long as such repayment complies with the immediately following sentence;

(e)the Borrower may make payments of interest on any Convertible Indebtedness.; and

(f)to the extent constituting a Restricted Payment, the Borrower and any Subsidiary may consummate any transaction permitted by Section 7.02 (other than Sections 7.02(c)(i)(L)(III)) and/or Section 7.03 (other than Section 7.03(a)(iii)(D)).

The repayment, prior to June 27, 2022, of any principal amount upon the conversion or mandatory prepayment of any Convertible Indebtedness may be made (A) if such payment is made solely in additional debt securities (on terms reasonably acceptable to the Administrative Agent) or equity securities or (B) if such payment is made in cash, so long as immediately preceding and after giving effect to such payment no Event of Default shall have occurred and (x) the Borrower has Sufficient Liquidity and (y) after giving effect to any such payment, the Borrower is in pro forma compliance with each financial covenant set forth in Section 7.09. Issuances by a Person of stock options, restricted stock or other stock-based compensation to officers, directors and employees of such Person shall not constitute Restricted Payments.
        Section 7.07 Change in Business. Other than in connection with a Permitted Acquisition, the Borrower shall not, and shall not permit any of its Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the Effective Date and businesses directly related thereto and reasonable extensions thereof.

        Section 7.08 Accounting Changes. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, make any change in accounting treatment or reporting practices that affect the calculation of the financial covenants set forth in Section 7.09, except as required by GAAP or SAP, or change the fiscal year of the Borrower or of any Subsidiary.

        Section 7.09 Financial Covenants.

(a)Net Worth. The Borrower shall not permit its Net Worth as of the end of any fiscal quarter to be less than the sum of (i) 70% of Net Worth as of December 31, 2016 (the date of such fiscal quarter end, the “Net Worth Test Date”), plus (ii) 50% of Net Income (in excess of zero) from the beginning of the first fiscal quarter following the Net Worth Test Date to the last day of the fiscal quarter for which such determination is made, plus (iii) 50% of cumulative issuances of Capital Stock by the Borrower after the Net Worth Test Date (without duplication of amounts in respect of such issuances included in subclause (i) above) (the “Net Worth Level”); provided that, commencing with the first fiscal quarter ending immediately following any Separation, the Net Worth Level shall be reduced by 70% of the Net Worth of BKFS or FNFV, as applicable, as of the date of such Separation (any such reduction, a “Net Worth Adjustment”).

(b)Total Debt to Total Capitalization Ratio. The Borrower shall not permit its Total Debt to Total Capitalization Ratio, to be greater than 0.35 to 1.0 at the end of any fiscal quarter.

        Section 7.10 Restrictive Agreements, Etc. The Borrower shall not, and shall not permit any of its Material Insurance Subsidiaries to, enter into any agreement (other than pursuant to Legal Requirements and excluding any Loan Document) prohibiting any of its Subsidiaries from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements and accruals or other returns on investments, or any other agreement or arrangement which prohibits any such Subsidiary from making any payment, directly or indirectly, to the Borrower in an aggregate amount in excess of 1% of Net Worth (computed as of the end of the fiscal quarter immediately preceding the date the agreement becomes effective) for all such agreements, other than any covenants or other restrictions in agreements evidencing or governing Permitted Liens or Indebtedness permitted under Section 7.04.

        Section 7.11 Certain Amendments. The Borrower shall not agree to any amendment to the terms and conditions of any Public Debenture or the underlying indenture related thereto that restricts, prohibits or would otherwise adversely affect Borrower’s ability to pay and perform the Obligations in any material respect, including any amendment that would (a) increase the interest rate on such Public Debenture, (b) change the dates upon which payments of principal or interest are due on such Public Debenture other than to extend such dates, (c) change any default or event of default or financial covenant other than to delete or make less restrictive any default or financial covenant provision therein, or add any financial covenant with respect to such Public Debenture, (d) change the redemption, prepayment, defeasance or repurchase provisions of such Public Debenture other than to extend the dates therefor or to reduce the premiums (if any) payable in connection therewith, or (e) grant any security, collateral or guaranty to secure payment of such Public Debenture, unless, to the extent such grant is made by the Borrower, the Administrative Agent, for the benefit of the Lenders, is granted, on a pari-passu basis, the identical security, collateral or guaranty to secure payment of the Obligations.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

        Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a)Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a)(i) or Article VII applicable to it; or

(c)Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness incurred pursuant to (x) the Public Debentures, (y) [reserved], or (z) any other Indebtedness or Contingent Obligation (other than Indebtedness hereunder, Indebtedness under Swap Contracts, Indebtedness permitted under Section 7.04(m), intercompany accounts payable, and Capital Lease Liabilities or purchase money Indebtedness with respect to which a bona fide dispute exists which is being actively contested by the Borrower or the applicable Subsidiary) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than 3% of Net Worth as of the fiscal quarter immediately preceding any such failure, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Indebtedness to become payable or cash collateral in respect thereof to be demanded, excluding, however, any such event creating any right of conversion or mandatory prepayment of any Convertible Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof (excluding any portion thereof payable in common Equity Interests of the Borrower or such Subsidiary) is greater than 3% of Net Worth as of the fiscal quarter immediately preceding any such Early Termination Date; or

(f)Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or any Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by an Governmental Authority; or

(g)Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary ceases to be Solvent, or becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)Judgments. There is entered against the Borrower or any Material Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding 3% of Net Worth (to the extent not covered by an indemnity from a creditworthy indemnitor or independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Material Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 3% of Net Worth (calculated as of the end of the fiscal quarter immediately preceding the occurrence of such ERISA Event); (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 3% of Net Worth (calculated as of the end of the fiscal quarter immediately preceding the most recent increase in Unfunded Pension Liability); or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 3% of Net Worth (calculated as of the end of the fiscal quarter immediately preceding such failure to pay); or

(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)Change of Control. There occurs any Change of Control; or

(l)Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any License of the Borrower or any Subsidiary, which revocation, failure or suspension has had or would reasonably be expected to have a Material Adverse Effect, or the Borrower or any Subsidiary for any reason loses any License which loss has had or would reasonably be expected to have a Material Adverse Effect, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any License which imposition has had or would reasonably be expected to have a Material Adverse Effect; or

(m)[reserved].

(n)Governmental Action. The Borrower or any of its Subsidiaries shall be required by any applicable bank regulatory authority, any applicable insurance regulatory authority or other Governmental Authority to enter into, after the Effective Date, any indenture, agreement, instrument or other arrangement (including any capital maintenance agreement) that directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes material adverse conditions upon the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of Investments or the disposition of property or requires the making of capital contributions to, or other Investments in, any such Subsidiary in an aggregate amount which has a Material Adverse Effect.

        Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of any Event of Default under Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.
Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.14, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, expenses and disbursements of any law firm or other external counsel and amounts payable under Article III) payable to the Administrative Agent under the Loan Documents in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable fees, expenses and disbursements of any law firm or other external counsel and amounts payable under Article III) under the Loan Documents, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT

        Section 9.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

        Section 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

        Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the

Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
        Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

        Section 9.06 Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed and in any event shall not be required at any time Event of Default under Section 8.01(a) or (f) exists and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States having combined capital and surplus in excess of $1,000,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed and in any event shall not be required at any time an Event of Default under Section 8.01(a) or (f) exists and is continuing), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)[Reserved.]

        Section 9.07 Non-Reliance on Administrative Agent, the Arrangers and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent or Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and any Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans is experienced in making, acquiring or holding such commercial loans.

        Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

        Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10 Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-

14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X
MISCELLANEOUS

        Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld, conditioned or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, no such amendment, waiver or consent shall:

(a)[reserved];

(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase or extension of any Commitment of such Lender;

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (but without the additional need of consent of the Required Lenders);

(d)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii)) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (but without the additional need of consent of the Required Lenders); provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the Borrower and the party thereto whose fees are being amended or rights or privileges thereunder are being waived. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase or extension of any Commitment of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders (other than as a result of the Applicable Percentages of the respective Lenders being different) shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and extended or restated, supplemented or otherwise modified) with the written consent of (x) the Required Lenders, the Borrower and the Administrative Agent (i) to add one or more additional term facilities or tranches to the existing credit facility, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding with the existing credit facility and tranches hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders and the Borrower, the Lenders providing such additional credit facilities or tranches to participate in any required vote or action required to be approved by the Required Lenders or by any other member or percentage of Lenders hereunder, provided, however, in no event shall this paragraph modify the provisions of Section 10.01(b) or Section 10.01(c) and (y) the Administrative Agent and the Borrower (i) to correct administrative errors or omissions, or to effect administrative changes that are not materially adverse to any Lender without any further consent of any Lender, (ii) to add one or more documentation agents or similar agents from time to time and/or (iii) pursuant to Section 3.03(c) to implement a LIBOR Successor Rate (including any LIBOR Successor Rate Conforming Changes).

Section 10.02. Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise provided in this Agreement, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes and except as otherwise provided in this Agreement, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE

PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, willful misconduct or breach, in bad faith, of this Agreement by such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including any telephonic or electronic Loan Notice) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04. Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one counsel for the Administrative Agent and the Arrangers, taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one counsel for the Administrative Agent and the Arrangers, taken as a whole, and such additional counsel as reasonably required by any Lender in light of conflicts of interest, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related documented expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one counsel for all the Indemnitees, taken as a whole, and such additional counsel as reasonably required by any Indemnitee in light of conflicts of interest or the availability of different claims or defenses), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby (other than costs of Lenders other than Bank of America incurred solely in connection with the negotiation of the initial terms of this Agreement and the execution and delivery of this Agreement), or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are the result of claims asserted against an Indemnitee by another Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each party hereto shall not assert, and hereby waives any claim against each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. None of the Borrower, the Administrative Agent (and any sub-agent thereof), any Lender, and any Related Party of any of the foregoing Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by any of the foregoing Persons through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than, with respect to any Person, for direct or actual damages resulting from the gross negligence or willful misconduct of such Person or the material breach of the Loan Documents by the Borrower, the Administrative Agent (and any sub-agent thereof), any Lender, and any Related Party of any of the foregoing Persons, as applicable, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor together with supporting documentation reasonably acceptable to the Borrower.

(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        Section 10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

        Section 10.06 Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(1)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(2)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)Required Consents. No consent shall be required for any assignment of Commitments or Loans except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(1)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that from and after the Funding Date, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(2)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(3)[reserved].

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including, the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)[Reserved.]

        Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential), (b) to the extent required or requested by any regulatory authority with jurisdiction over such Person or its Related Parties (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Agreement, it being understood that any such Eligible Assignee or Participant will be informed of the confidential nature of such Information and will agree to keep such Information confidential, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower without breach of any duty of confidentiality known to the Administrative Agent or such Lender or (z) is independently developed by a party hereto based exclusively on information the disclosure of which would not otherwise be restricted by the terms of this Section 10.07. For purposes of this Section, “Information” means all information received from or on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
        Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

        Section 10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

        Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

        Section 10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and

(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

        Section 10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non‑Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent (if such amendment, waiver or consent continues to be under consideration at the time of such assignment).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Section 10.14 Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)SUBMISSION TO JURISDICTION. Each Party hereto IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN document, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH nEW yORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.

NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

        Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

        Section 10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Loan Notices) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York

State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

        Section 10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti‑money laundering rules and regulations, including the Act.

        Section 10.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority

        Section 10.20. Electronic Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (b) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart thereof. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

        Section 10.21. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
FIDELITY NATIONAL FINANCIAL, INC.

By:  /s/ Michael L. Gravelle
Name:  Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:  /s/ Aamir Saleem
Name:  Aamir Saleem
Title: Vice President

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:  /s/ Chris Choi
Name:  Chris Choi
Title: Director

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:  /s/ James S. Mintzer
Name:  James S. Mintzer
Title: Executive Director

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:  /s/ James F. Cooper
Name:  James F. Cooper
Title: Sr. Vice President

Signature Page to Credit Agreement

Citibank N.A., as a Lender

By:  /s/ Maryann Antolino
Name:  Maryann Antolino
Title: SVP

Signature Page to Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:  /s/ Karmyn Paul
Name:  Karmyn Paul
Title: Vice President

Signature Page to Credit Agreement

Regions Bank, as a Lender

By:  /s/ Tyler Tirpak
Name:  Tyler Tirpak
Title: Associate

Signature Page to Credit Agreement

MUFG UNION BANK, N.A.

By:  /s/ Rajiv Ranjan
Name:  Rajiv Ranjan
Title: Vice President

Signature Page to Credit Agreement

Bank of the West, as a Lender

By:  /s/ Dale Paterson
Name:  Dale Paterson
Title: Director
[For Lenders requiring a second signature block]
By:  /s/ Charlene A. Davidson
Name:  Charlene Davidson
Title: Managing Director

Signature Page to Credit Agreement

BMO Harris Bank N.A., as a Lender

By:  /s/ Sean Ball
Name:  Sean Ball
Title: Managing Director

Signature Page to Credit Agreement

Fifth Third Bank, National Association, as a Lender

By:  /s/ Matthew C. Sargent
Name:  Matthew C. Sargent
Title: Senior Vice President

Signature Page to Credit Agreement

PNC Bank, National Association, as a Lender

By:  /s/ Gisella Del Frate
Name:  Gisella Del Frate
Title: Vice President

Signature Page to Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:  /s/ Grainne M. Pergolini
Name:  Grainne M. Pergolini
Title: Managing Director

Signature Page to Credit Agreement

CITY NATIONAL BANK, as a Lender

By:  /s/ Forrest McGann
Name:  Forrest McGann
Title: Senior Credit Officer

Signature Page to Credit Agreement

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Liliana Huerta Correa
Name:  Liliana Huerta Correa
Title: Senior Vice President

Signature Page to Credit Agreement

BBVA USA, as a Lender

By:  /s/ Steve Ray
Name:  Steve Ray
Title: Executive Director

Signature Page to Credit Agreement

BNP PARIBAS, as a Lender

By:  /s/ Hampton Smith
Name:  Hampton Smith
Title: Managing Director
By:  /s/ Marguerite L. Lebon
Name:  Marguerite L. Lebon
Title: Vice President

Signature Page to Credit Agreement

BOKF, NA dba Bank of Texas, as a Lender

By:  /s/ Mike Meredith
Name:  Mike Meredith
Title: Senior Vice President

Signature Page to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:  /s/ Thomas Lawler
Name:  Thomas Lawler
Title: Director

Signature Page to Credit Agreement

CIBC BANK USA, as a Lender
By:  /s/ Daniel Palmer
Name:  Daniel A. Palmer
Title: Managing Director

Signature Page to Credit Agreement

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Initial Commitment	Applicable Percentage
Bank of America, N.A.	$90,000,000.00	9.00%
JPMorgan Chase Bank, N.A.	$90,000,000.00	9.00%
U.S. Bank NA	$90,000,000.00	9.00%
Citibank, N.A.	$70,000,000.00	7.00%
Citizens Bank, N.A.	$70,000,000.00	7.00%
Regions Bank	$70,000,000.00	7.00%
MUFG Union Bank, N.A.	$65,000,000.00	6.50%
Bank of the West	$55,000,000.00	5.50%
BMO Harris Bank N.A.	$55,000,000.00	5.50%
Fifth Third Bank, National Association	$55,000,000.00	5.50%
PNC Bank, National Association	$55,000,000.00	5.50%
Wells Fargo Bank, National Association	$55,000,000.00	5.50%
City National Bank	$30,000,000.00	3.00%
Associated Bank, National Association	$25,000,000.00	2.50%
BBVA USA	$25,000,000.00	2.50%
BNP Paribas	$25,000,000.00	2.50%
BOKF, NA dba Bank of Texas	$25,000,000.00	2.50%
Capital One, National Association	$25,000,000.00	2.50%
CIBC Bank USA	$25,000,000.00	2.50%
Total	$1,000,000,000.00	100.00%

Schedule 2.01

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

◦The Indebtedness listed on Schedule 7.04.

◦Indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as publicly disclosed in filings with the SEC.

Schedule 5.05

SCHEDULE 5.06

EXISTING LITIGATION

1. Any actions, suits, or proceedings publicly disclosed in filings with the SEC.

Schedule 5.06

SCHEDULE 5.12

ERISA MATTERS

None.

Schedule 5.12

SCHEDULE 5.14
SUBSIDIARIES

*Denotes a Material Subsidiary
** Denotes an Insurance Subsidiary
*/** Denotes a Subsidiary that is both a Material Subsidiary and an Insurance Subsidiary

Achieve Title Agency, LLC (51%)
ACT Title Agency LLC (51%)
AESOP Exchange Corporation
Agent Pronto, LLC
AIS Alamo Insurance Services, Inc.
Alamo Title Company
Alamo Title Holding Company
**Alamo Title Insurance ("ATI")
Alexander Title Agency, Incorporated
All Counties Courier, Inc. (30%)
All Seasons Escrow (51%)
Amarillo Data, Inc. (66.6%)
AMC Settlement Services, LLC (22%)

American Heritage Title Agency, Inc.
American Title Company
American Title Group, Inc.
Amerititle Downtown, LLC
ATM Holdings, LLC
Austin Data, Inc. (33.3%)
Austin Title Company

Bancserv, LLC
Baton Rouge Title Company, Inc.
Beacon Title Agency LLC (51%)
Berrien County Title Agency, LLC (50.1%)
BHC&M, Ltd.
Blue Ridge Title/CTIC, LLC (20%)
BPG Holdings, LLC
BPG Inspection, LLC
Burnet Title of Indiana, LLC (25%)
Buyers Protection Group, LLC

Cancellation Services, Inc.
Chelsea Title Company
Chicago Land Agency Services, Inc. (49.9%)
Chicago Lawyers Insurance Services, Inc.

Schedule 5.14 - 1

Chicago Title Agency Holding, LLC
Chicago Title Agency, Inc.
Chicago Title and Trust Company
Chicago Title Company
Chicago Title Company of Oregon
Chicago Title Company of Washington
Chicago Title Company, LLC (DE)
Chicago Title Company, LLC (MT)
*/**Chicago Title Insurance Company
Chicago Title Insurance Services, LLC
Chicago Title Land Trust Company
Chicago Title of Colorado, Inc.
Chicago Title of Michigan, Inc.
Chicago Title of Nevada, Inc.
Chicago Title of Texas, LLC
Chicago Title Oklahoma Co.
Chicago Title Timeshare Company
Chicago Title Timeshare Land Trust, Inc.
CINC RE Company LLC
CINC Superior Holdings LLC (99.7%)
CKW Title, LLC (51%)
Cleveland County Abstract & Title Company, LLC
Coastline Title Agency, LLC (43.8%)

Commerce Velocity (India) Private Limited
Commercial Settlements, Inc.
Commonwealth Fidelity Insurance Services, LLC
Commonwealth Land Title Company
Commonwealth Land Title Company, LLC
*/**Commonwealth Land Title Insurance Company
Commonwealth Land Title Insurance Services, LLC
Commonwealth Lawyers Title Agency Holding, LLC
Commonwealth Title Company
Commonwealth Title of Dallas, Inc.
Commonwealth Title of Houston, Inc.
Computerized Title Records of Sonoma County LLC (40%)
Coronet Insurance Agency, LLC (40%)
CT/Nevada Holding Company
CTC GP, LLC

Dane County Title Company, LLC
DOCX, LLC
Donlen Exchange Services Inc.

Schedule 5.14 - 2

EC Purchasing.com, Inc.
Elements Escrow, Inc. (60%)
Endeavor Title Agency, LLC (51%)
Enterprise Fleet Management Exchange, Inc.
Enterprise Title, LLC (19.9%)
Equitable National Title Group, LLC (19.9%)
Escrow Experts, Inc. (51%)
Executive Title Agency Corp.
Exos Loan Closing Services, LLC
Exos Technologies, LLC
Exos Valuations, LLC

F I Corp.
F II Corp.
Fidelity Affiliates, LLC
Fidelity Asset Management, Inc.
Fidelity Inspection & Consulting Services, Inc.
Fidelity National Agency Solutions of Arkansas, LLC
Fidelity National Agency Solutions, LLC
Fidelity National Disclosure Source, LLC

**Fidelity National Home Warranty Company
Fidelity National Home Warranty Smart Homes, LLC
Fidelity National Management Services, LLC
Fidelity National Services, Inc.
Fidelity National Title & Escrow of Hawaii, Inc.
Fidelity National Title Agency Holding, LLC
Fidelity National Title Agency of Nevada, Inc.
Fidelity National Title Agency of Utah, LLC
Fidelity National Title Agency, Inc.
Fidelity National Title Agency, Inc.
Fidelity National Title Company (CA)
Fidelity National Title Company (CO)
Fidelity National Title Company of California
Fidelity National Title Company of Flathead Valley, LLC
Fidelity National Title Company of Oregon
Fidelity National Title Company of Washington, Inc.
Fidelity National Title Company, LLC
Fidelity National Title Group of Puerto Rico, Inc.
*Fidelity National Title Group, Inc.
*/**Fidelity National Title Insurance Company
Fidelity National Title Insurance Services, LLC
Fidelity National Title of Florida, Inc.
Fidelity National Title of New Mexico, Inc.

Schedule 5.14 - 3

Fidelity Residential Solutions, Inc.
Fidelity Ticor Insurance Services, Inc.
FIP Title Agency, LLC (50.1%)
First National Financial Title Services of Alabama, Inc.
First National Financial Title Services, LLC
First Reliant Title Agency, LLC (51%)

First Title, LLC

FNF Canada Company
FNF Charter Title Company
FNF Escrow Holdings II, LLC
FNF Escrow Holdings, LLC
FNF India Private Limited
FNF Intellectual Property Holdings, Inc.
FNF International Holdings, Inc.
FNF International, Mauritius
FNF Lawyers Title of Amarillo, Inc.
FNF Lawyers Title of Texas, Inc.
FNF RE Technology Holdings, LLC
FNF Security Acquisition, Inc.
FNF Title International Holding Company
FNF UTC, LLC
FNF West Texas Abstract & Title Company, LLC

FNMS Management Services, Inc.
*FNTG Holdings, LLC
FNTG National Record Centers, Inc.
FNTS Holdings, LLC
Fortuna Service Company, LLC
FRA Real Estate Assistance, Inc.

Georgetown Data, Inc. (16.67%)
Glacier Lake Properties, LLC
Grand Oaks Title Agency, LLC (51%)
Greenridge Title Agency, LLC (50%)

Harbour Title Company (50%)
Hayrick Holdings Inc.
HBN Media, Inc., d/b/a Commissions Inc.
Hertz Car Exchange Inc.
Hudson & Marshall Auction Services, Inc.
Hudson & Marshall, LLC

Schedule 5.14 - 4

Huntington Title Services, LLC (51%)

Imaged Library Co., L.L.C. (26.31%)
Index Partners, LLC (58.3%)
Indiana Land Trust Company
Indiana Residential Nominee Services, LLC

Integrity Title Agency of Ohio & Michigan, Ltd. (50.1%)
Investment Property Exchange Services, Inc.
IPX1031 LLC

J. Rockcliff, Inc.
Joint Plant of Marin County LLC (25%)
Joint Plant of San Mateo County II, LLC (42.12%)
Joint Title Plant of Santa Clara County, LLC (30%)

L C Investment Corporation
Land Canada Limited (51%)
Land Title Agency, Inc.
Land Title Company of Kitsap County (48.127%)
Landcastle Acquisition Corp.
LandCastle Michigan LLC
LandCastle Title Group, LLC
LandCastle Title, LLC
Lawyers Title Company
Lawyers Title of Arizona, Inc.
Lawyers Title of Nevada, Inc.
Lawyers Title of Oregon, LLC
Lawyers Title Realty Services, Inc.
LBH National Corporation (19.9%) (dba Shorewood Realtors)
LCTG Holdings, LLC
Liberty Title & Escrow Company, LLC
Liberty Title & Escrow of Arkansas, LLC
Liberty Title & Escrow of Maryland, LLC
LoanCare, LLC
Longworth-Insured Title Agency, L.L.C. (51%)
LRT Record Services, LLC
LTC Sub, LLC

Maine Residential Nominee Services, LLC
Manchester Development Corporation
Marin County Joint Plant (25%)
Massachusetts Residential Nominee Services, LLC
McNamara, LLC

Schedule 5.14 - 5

Memphis, TN Joint Plant, LLC (75%)
Mercury Settlement Services of Utah, Inc.
Michigan Shoreline Title Agency, LLC (44.1%)
Mission Trails Escrow, Inc.
Monaco Title Agency, LLC (51%)

National Alliance Marketing Group, LLC
National Link of Alabama, L.L.C.
National Link, L.L.C. (49.8%)
National Link, L.P. (49.8%)
National Residential Nominee Services Inc.
National Residential Nominee Services of Canada, Inc.
National Safe Harbor Exchanges, Inc.
**National Title Insurance of New York Inc.
NationalLink Valuations, LLC
Nationwide Settlement Source, L.L.C.
Nationwide Settlement Source, L.P.
New York Land Services, Inc.
NextAce Corporation
Nipomo Acquisition, LLC
Northern Nevada Title Company
Novare National Settlement Service of Maryland, LLC
Novare National Settlement Service, LLC
Novare National Title Insurance Agency of Utah, LLC
Novare Settlement Holdings, LLC (80%)

Ohio Great Northern Title Agency LLC (51%)
OnePointCity, LLC
Outsourcing Architects Canada Inc.

Pacific Coast Title Company (40%)
PC Agent Group, Inc.
Performance Title & Escrow, LLC (50.01%)
Preferred Choice Escrow (62.04%)
Prestige Title, LLC (51%)
Prime Title Agency LLC (77%)

RBA Title Services, LLC (51%)
RE Texas Services, LLC
Real Geeks, LLC (97.9625%)
RealInfo, L.L.C.
Recodat Co. (25%)
Region Title, LLC (35%)
Reliance Title Agency LLC (51%)

Schedule 5.14 - 6

River Valley Abstract & Title, Inc.
Rockcliff Referral Network, Inc.
Rockford Title Agency, LLC (45.5%)
Rocky Mountain Aviation, LLC
Rocky Mountain Support Services, Inc.

S-K-L-D Title Services Inc. (14.73%)
S.D.C. Title Agency, LLC (50.1%)

SCF Exchange LLC
Seasons Title Agency, LLC (35%)
Security Insurance Services, LLC
Security Title Agency, Inc.
Security Title Guaranty Co.
Sereno Properties Holdings, LLC (33.16%)
ServiceLink Agency Sales and Posting, LLC
ServiceLink Asset Management Solutions, LLC
ServiceLink Auction, LLC (DE)
ServiceLink Auction, LLC (VA)
ServiceLink Default Abstract Solutions, LLC
ServiceLink Default Services, LLC
ServiceLink Field Services, LLC
*ServiceLink Holdings, Inc.
ServiceLink Holdings, LLC (79.08%)
ServiceLink IP Holding Company, LLC
ServiceLink Loss Mitigation Services, LLC
ServiceLink Management Company, LLC
ServiceLink National Flood, LLC
ServiceLink NLS, LLC
ServiceLink of Arkansas, LLC
ServiceLink of Texas, LLC
ServiceLink Process Solutions, LLC
ServiceLink Services Management, Inc.
ServiceLink Services, LLC
ServiceLink Title Agency, Inc.
ServiceLink Title Agency, LLC
ServiceLink Title Company
ServiceLink Title Company of Alabama, LLC
ServiceLink Title Company of Oregon, LLC
ServiceLink Title Insurance Agency of Utah, LLC
ServiceLink Valuation Solutions, LLC
ServiceLink, LLC
Shalimar Escrow, Inc. (51%)
SkySlope, Inc. (67%)

Schedule 5.14 - 7

SL National TaxNet, LLC
SoftPro, LLC
Solaris Escrow, Inc.
Southwest Michigan Title Agency, LLC (50%)
Star One Title Agency, LLC (51%)
StarTex Title Agency, LLC
Stetler Title Agency, LLC (50%)
Strategic Property Investments, Inc.
STS Agency, LLC (50.1%)
Success Title Agency, LLC (50.1%)
Sunbelt Realty, Inc. (19.9%)
Superior Data Services, Inc.
Synergy Title, LLC (51%)

T. G. Exchange, Inc.
T. G. Super Exchange Corp.
T.G.C. Exchange, Limited
The Herman Group, LLC (19.9%)
The Maryland Title Guarantee Company
The Title Guarantee Company
Threshold Title Company
Ticor Asset Management, LLC
Ticor Title Company
Ticor Title Company of California
Ticor Title Company of Oregon
Ticor Title of Colorado, Inc.
Ticor Title of Nevada, Inc.
Title Closing Services, LLC (17.5%)
Title Data, Inc. (47.36%)
Title Guaranty Escrow Services, Inc. (90%)
Title Guaranty of Hawaii, LLC (90%)
Title Plant Corporation (20%)
Title Plant of Santa Fe LLC (31%)
Title Reinsurance Company (62.60%)
Title Services, L.C. (47%)
TitleWave Southeast, LLC
Top Notch Title Agency, LLC (51%)
Tower Title, LLC (51%)

Transnation Title & Escrow, Inc.
Tri-City Title Agency LLC (51%)

Schedule 5.14 - 8

United Financial Management Company
United Lender Services Corp. (PA)
United Title Company, Inc.
United Title of Nevada, Inc.
USA Digital Solutions, Inc.

Vermont Residential Nominee Services, LLC
Versal Escrow Services, Inc. (60%)
Vexco, LLC
Vicente Escrow Company (61%)
Vicente Management Company, LLC (61%)
Village Escrow Services, Inc. (55%)
Village Resort, LLC
VIP Title Agency II, LLC (51%)
Vision Global Solutions, LLC

Western Title & Escrow Company
Whitehawk, LLC
Woodland Title Agency, LLC (MI) (40%)
Woodland Title Agency, LLC (OH) (51%)
WT Tax Service, LLC

Schedule 5.14 - 9

SCHEDULE 7.01

EXISTING LIENS

▪Liens on the assets of the Borrower and its Subsidiaries, as publicly disclosed in filings with the SEC.
▪Liens securing the Indebtedness listed on Schedule 7.04.

Schedule 7.01

SCHEDULE 7.02

CONSOLIDATIONS AND MERGERS; SALES OF ASSETS

1. The FGL Acquisition

Schedule 7.02

SCHEDULE 7.04

EXISTING INDEBTEDNESS

1.Indebtedness of the Borrower and its Subsidiaries, as publicly disclosed in filings with the SEC, including:
a.The Existing Credit Agreement

Schedule 7.04

SCHEDULE 7.05

AFFILIATE TRANSACTIONS

1.Affiliate transactions of the Borrower and its Subsidiaries as publicly disclosed in filings with the SEC.

2.That certain Third Amended and Restated Limited Liability Company Agreement of ServiceLink Holdings, LLC, dated as of July 20, 2015 (the “ServiceLink LLC Agreement”), by and among ServiceLink Holdings, LLC, a Delaware limited liability company (f/k/a Black Knight Financial Services II, LLC), THL Black Knight II (A) Holding Corp., a Delaware corporation, THL Black Knight II (B) Holding Corp., a Delaware corporation, THL Black Knight II (C) Holding Corp., a Delaware corporation, THL Black Knight II (D) Holding Corp., a Delaware corporation, THL Black Knight II (E) Holding Corp., a Delaware corporation, THL Investors Black Knight II (A) Holding Corp., a Delaware corporation, THL Investors Black Knight II (B) Holding Corp., a Delaware corporation, THL Equity Fund VI Investors (BKFS) III, L.P., a Delaware limited partnership, THL Equity Fund VI Investors (BKFS-LM), LLC, a Delaware limited liability company, and THL Equity Fund VI Investors (BKFS-NB), LLC, a Delaware limited liability company, ServiceLink Holdings, Inc., a Delaware corporation, Fidelity National Financial, Inc., a Delaware corporation (solely for the purposes of Article IX, Article XI and Article XVI thereof), and the other persons set forth on the signature pages thereto.

3.(i) Any agreement in substantially similar form as item 2 above between the Borrower and the sponsors with such changes that are not materially adverse to the interests of the Lenders and
(i)any other agreement between the Borrower and the sponsors that is reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

Schedule 7.05

EXHIBIT A

FORM OF LOAN NOTICE

Date:_______________,_____
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement;” the terms defined therein, and not otherwise defined herein, being used herein as therein defined), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

A Borrowing of Loans  A conversion or continuation of Loans

1.On__________________________(a Business Day).

2.In the amount of $______________.

3.Comprised of__________________.
[Type of Loan requested or to be converted or continued]

4.For Eurodollar Rate Loans: with an Interest Period of_______months.

FIDELITY NATIONAL FINANCIAL, INC.

By:___Name:________________________
         Title:________________________

A - 1
Form of Loan Notice

EXHIBIT B

[RESERVED]

B - 1

EXHIBIT C
FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to
_______________or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount as is outstanding from time to time under that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement;” the terms defined therein, and not otherwise defined herein, being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due pursuant to the Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Notwithstanding the foregoing, the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note or under the Agreement.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Form of Note

FIDELITY NATIONAL FINANCIAL, INC.

By:_Name:__________________________
        Title:__________________________

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT D

[RESERVED]

D - 4

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ______ To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Agreement;” the terms defined therein, and not otherwise defined herein, being used herein as therein defined), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the  of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP as of such date and for such period, subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

Form of Compliance Certificate

        [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default has occurred and is continuing.]

--or--

        [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

        4.  The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
______________, ______.

              FIDELITY NATIONAL FINANCIAL, INC.
              By:__________________________________
               Name:__________________________
               Title:___________________________

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000's)

I. Section 7.09(a) -Net Worth.
A.From and After the Effective Date	$
1.Net Worth at Statement Date:
2.70% of Net Worth as of the Net Worth Test Date:	$
3. 50% of Net Income (in excess of zero) from the beginning of the first fiscal quarter following the Net Worth Test Date to the Statement Date:	$
4. 50% of cumulative issuances of Capital Stock by the Borrower after the Net Worth Test Date (without duplication of amounts in respect of such issuances included in I.A.2.):	$
5. Net Worth Level (Lines I.A.2. + I.A.3. + I.A.4.):1	$
6.Excess (deficiency) for covenant compliance (Line I.A.1. - I.A.5.):	$

II. Section 7.09 (b) - Total Debt to Total Capitalization Ratio.
A.Total Debt (including any Strategic Investment Subsidiary and its Subsidiaries):
1. Indebtedness, as reported on the consolidated balance sheet (excluding the footnotes thereto) of the Borrower prepared in accordance with GAAP (and excluding, for the avoidance of doubt, intercompany Indebtedness among the Borrower and its Subsidiaries):	$
2.Non-Recourse Debt of the Designated Subsidiaries:	$
3.Total Debt (Line II.A.1. - II.A.2.):	$
B.Total Capitalization:
1.Net Worth:	$
2.Total Debt (Line II.A.3.):	$
1 Provided that, commencing with the first fiscal quarter following any Separation, the Net Worth Level shall be reduced by 70% of the Net Worth of BKFS or FNFV, as applicable, as of the date of such Separation.

E - 3
Form of Compliance Certificate

3.Total Capitalization (Lines II.B.1. + II.B.2.):	$
C.Total Debt to Total Capitalization Ratio (Line II.A.3. + Line II.B.3.):	______to 1.0
D.Maximum Total Debt to Total Capitalization Ratio:	0.35 to 1.0

Form of Compliance Certificate

EXHIBIT F-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions as set forth in Annex 1 attached hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:  _________________________

2.Assignee:  _________________________ [and is an Affiliate/Approved Fund of [identify Lender]2]

3.Borrower: Fidelity National Financial, Inc.

4.Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.Credit Agreement: The Term Loan Credit Agreement, dated as of April 22, 2020 among the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent
_____________________
2 Select as applicable.

Form of Assignment and Assumption

6.Assigned Interest:3

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans4	CUSIP Number

$	$	%
$	$	%
$	$	%
[7.Trade Date:________ ]5
Effective Date: _______ , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:   Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:   Title:

__________________________
3 Amount to be adjusted by the counterparts to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

[Consented to and]6 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:_______________________
Title:

[Consented to:

FIDELITY NATIONAL FINANCIAL, INC.

By:_______________________
Title:] 7

_____________________________
6 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
7 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
a. Representations and Warranties.

        1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

b.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

c.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. To the extent that this Assignment and Assumption is to be cleared through an electronic clearing system, the Administrative Agent currently intends, based on circumstances existing on the date hereof, to use the ClearPar Settlement System, to the extent practicable and consistent with then current practice.

d.GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Form of Assignment and Assumption

EXHIBIT F-2

FORM OF
ADMINISTRATIVE QUESTIONNAIRE

Available upon request from the Administrative Agent.

Form of Administrative Questionnaire

EXHIBIT G-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_____________________________
Name:___________________________
Title:____________________________

Date:_________________

Form of U.S. Tax Compliance Certificate

EXHIBIT G-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,
(i)it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:____________________________
Name:__________________________
Title:___________________________

Date: __________________

Form of U.S. Tax Compliance Certificate

EXHIBIT G-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,
(i)with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________
Name:_______________________________
Title:________________________________

Date: ________________

Form of U.S. Tax Compliance Certificate

EXHIBIT G-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (i) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:____________________________
Name:__________________________
Title:___________________________

Date: __________________________

Form of U.S. Tax Compliance Certificate

FORM OF
SOLVENCY CERTIFICATE

[•] [•], 2020

This Solvency Certificate is being executed and delivered pursuant to Section 4.02(b)(ii) of that certain Term Loan Credit Agreement, dated as of April 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Fidelity National Financial, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, and each Lender from time to time party thereto.

I, [•], the [Chief Financial Officer/equivalent officer] of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.I am generally familiar with the businesses and assets of the Borrower and its subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and

2.As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis,
(b) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business; and (c) the Borrower and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of page intentionally left blank]

H
Form of Solvency Certificate